                                                                    EXHIBIT 10.6


================================================================================


                           THIRD AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                    HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.



                                 APRIL 23, 2004


================================================================================

                                TABLE OF CONTENTS


                                                                                                       PAGE
                                                                                                       ----
ARTICLE I.................................................................................................1

      SECTION 1.1 Definitions.............................................................................1
      SECTION 1.2 Interpretation; Terms Generally........................................................15

ARTICLE II General Provisions............................................................................16

      SECTION 2.1 Formation and Continuation.............................................................16
      SECTION 2.2 Name...................................................................................16
      SECTION 2.3 Organizational Certificates and Other Filings..........................................16
      SECTION 2.4 Principal and Other Offices............................................................17
      SECTION 2.5 Registered Office; Registered Agent....................................................17
      SECTION 2.6 Purpose................................................................................17
      SECTION 2.7 Powers.................................................................................17
      SECTION 2.8 Fiscal Year............................................................................18
      SECTION 2.9 Term...................................................................................18
      SECTION 2.10 Feeder Entities.......................................................................18
      SECTION 2.11 REIT Covenant.........................................................................18

ARTICLE III Partnership Capital..........................................................................19

      SECTION 3.1 Initial Capital........................................................................19
      SECTION 3.2 Capital Commitments....................................................................19
      SECTION 3.3 Initial Offering Period................................................................20
      SECTION 3.4 Initial Investment Period..............................................................21
      SECTION 3.5 Additional Capital.....................................................................21
      SECTION 3.6 Fund Indebtedness......................................................................21
      SECTION 3.7 Issuance of Units and Participation Interest...........................................23
      SECTION 3.8 Redemption Rights......................................................................24
      SECTION 3.9 Priority Redemption Rights.............................................................26
      SECTION 3.10 Hines Bridge Equity and Priority Redemption Right.....................................26
      SECTION 3.11 Hines Investment......................................................................27

ARTICLE IV General Partner...............................................................................28

      SECTION 4.1 General Partner........................................................................28
      SECTION 4.2 Powers of the General Partner..........................................................28
      SECTION 4.3 Time Commitment........................................................................30
      SECTION 4.4 Outside Investments....................................................................30
      SECTION 4.5 Transactions with Affiliates...........................................................31
      SECTION 4.6 Strategic Investors....................................................................31
      SECTION 4.7 Other Activities not Restricted........................................................32

ARTICLE V Partnership Management.........................................................................32

      SECTION 5.1 Fund Structure.........................................................................32
      SECTION 5.2 Investment Guidelines..................................................................33
      SECTION 5.3 Management Board.......................................................................34

      SECTION 5.4 Advisory Committee.....................................................................37
      SECTION 5.5 Management Team........................................................................39
      SECTION 5.6 Management Rights of Limited Partners..................................................39
      SECTION 5.7 Advisory Agreement.....................................................................40
      SECTION 5.8 Property Services Agreements...........................................................40
      SECTION 5.9 Asset Valuations; Determination of Current Unit Value; Cancellation of Units...........40
      SECTION 5.10 Management of Operating Companies.....................................................43
      SECTION 5.11 Non-Managing General Partner..........................................................43

ARTICLE VI Exculpation and Indemnification...............................................................43

      SECTION 6.1 Exculpation of the General Partner.....................................................43
      SECTION 6.2 Indemnification of General Partner.....................................................44
      SECTION 6.3 Treatment of Management Board, Advisory Committee, Et al...............................45
      SECTION 6.4 Limited Liability of Limited Partners..................................................46
      SECTION 6.5 Other Activities of Limited Partners...................................................46

ARTICLE VII Expenses and Fees............................................................................46

      SECTION 7.1 General Partner Expenses...............................................................46
      SECTION 7.2 Asset Management Fee...................................................................47
      SECTION 7.3 Acquisition Fees.......................................................................48
      SECTION 7.4 Partnership Expenses...................................................................49
      SECTION 7.5 Operating Company Expenses.............................................................49
      SECTION 7.6 Organization Expenses..................................................................51

ARTICLE VIII Capital Accounts; Allocations...............................................................51

      SECTION 8.1 Capital Accounts.......................................................................51
      SECTION 8.2 Interest on and Return of Capital......................................................52
      SECTION 8.3 Negative Capital Accounts..............................................................52
      SECTION 8.4 Allocation of Profits..................................................................52
      SECTION 8.5 Allocations of Losses..................................................................53
      SECTION 8.6 Special Allocations....................................................................54
      SECTION 8.7 Curative Allocations...................................................................55

      SECTION 8.8 Tax Allocations: Code Section 704(c)...................................................56

ARTICLE IX Distributions.................................................................................56

      SECTION 9.1 Operating Cash Flow....................................................................56
      SECTION 9.2 Capital Cash Flow......................................................................57
      SECTION 9.3 Reinvestment of Capital Cash Flow......................................................57
      SECTION 9.4 Right to Limit Distributions...........................................................57
      SECTION 9.5 Limitations on Distribution Rights.....................................................57

ARTICLE X Transfers; Withdrawals and Defaults............................................................58

      SECTION 10.1 Voluntary Transfer of General Partner Interest........................................58
      SECTION 10.2 Removal of General Partner............................................................58
      SECTION 10.3 Transfers of Partnership Interests by Hines Partners..................................59
      SECTION 10.4 Transfers of Units by Partners Other than Hines Partners..............................59

      SECTION 10.5 Conditions to Transfer................................................................60
      SECTION 10.6 Admissions and Withdrawals Generally..................................................61
      SECTION 10.7 Required/Elective Withdrawals.........................................................61
      SECTION 10.8 Defaulting Partner....................................................................61

ARTICLE XI Partnership Administration....................................................................63

      SECTION 11.1 Books and Records.....................................................................63
      SECTION 11.2 Partnership Auditor...................................................................64
      SECTION 11.3 Filing of Tax Returns.................................................................64
      SECTION 11.4 Tax Matters...........................................................................64
      SECTION 11.5 Reports to Partners...................................................................65
      SECTION 11.6 Meetings of Partners..................................................................66
      SECTION 11.7 Meetings of Fund Investors............................................................68

ARTICLE XII Dissolution, Termination and Winding Up......................................................68

      SECTION 12.1 Dissolution...........................................................................68
      SECTION 12.2 Termination of Partnership by Majority Fund Vote......................................69
      SECTION 12.3 Winding up............................................................................69
      SECTION 12.4 Liquidating Distributions.............................................................69

ARTICLE XIII Miscellaneous...............................................................................70

      SECTION 13.1 Waiver of Partition...................................................................70
      SECTION 13.2 Power of Attorney.....................................................................70
      SECTION 13.3 Amendments............................................................................71
      SECTION 13.4 Confidentiality.......................................................................72
      SECTION 13.5 Entire Agreement......................................................................73
      SECTION 13.6 Severability..........................................................................73
      SECTION 13.7 Notices...............................................................................73
      SECTION 13.8 Governing Law.........................................................................74
      SECTION 13.9 Successors and Assigns................................................................74
      SECTION 13.10 Headings.............................................................................74
      SECTION 13.11 Counterparts.........................................................................74
      SECTION 13.12 Third Party Beneficiary..............................................................74

LIST OF SCHEDULES:

2.1               Limited Partners
2.7               Approved Agreements

3.1               Partnership Units and Funded Commitments
4.4               Hines Investment Allocation Procedure
5.1               Fund Organization Chart
5.9               Percentage Interest and Unit Cancellation Example
5.11              Non-Managing General Partner Provisions
9.1               Operating Cash Flow Distribution Example
9.2               Capital Cash Flow Distribution Example

LIST OF EXHIBITS:

Exhibit A         Property Services Agreement Form

                           THIRD AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                    HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.


                  This THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF HINES-SUMISEI U.S. CORE OFFICE FUND L.P., a Delaware limited partnership (together with its successors, the "Partnership"), is entered into as of April 23, 2004, by and among Hines US Core Office Capital LLC, a Delaware limited liability company, as the General Partner, and the Persons identified as Limited Partners on the signature pages hereto, as Limited Partners.

                                    RECITALS

                  WHEREAS, the General Partner and the Hines Limited Partner entered into the Agreement of Limited Partnership of the Partnership on August 19, 2003 (the "Original Agreement"),

                  WHEREAS, the Original Agreement was amended and restated as provided in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated August 28, 2003 (the "First Restated Agreement");

                  WHEREAS, the First Restated Agreement was amended and restated as provided in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated April 1, 2004 (the "Second Restated Agreement");

                  WHEREAS, the General Partner and the Limited Partners desire to amend and restate the Second Restated Agreement in its entirety as provided herein.

                  NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner and the Limited Partners hereby amend and restate the Second Restated Agreement in its entirety as follows:

                                   ARTICLE I

                  SECTION 1.1 Definitions. As used in this Agreement, the terms set forth below have the meanings indicated.

                  "Act": The Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor statute.

                  "Acquisition Fee": As defined in Section 7.3.

                  "Adjusted Capital Account": At any time, the then balance in the Capital Account of a Partner, after giving effect to the following adjustments:

                           (i) add to such Capital Account any amounts that such
                  Partner is obligated to restore under any provision of this Agreement or such Partners' Subscription Agreement or is deemed obligated to restore as described in the penultimate sentences of Regulations Section 1.704-2(g)(1) and Regulations
                  Section 1.704-2(i)(5), or any successor provisions; and

                           (ii) subtract from such Capital Account the items
                  described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

                  "Adjusted Capital Account Deficit": With respect to any Partner, the deficit balance, if any, in that Partner's Adjusted Capital Account.

                  "Advisory Agreement": The Amended and Restated Advisory Agreement, dated as of April 1, 2004, by and among the Partnership, the General Partner, SLR and such other Fund Entities as may become party thereto as contemplated by Section 5.7.

                  "Advisory Committee": As defined in Section 5.4.

                  "Affiliate": With respect to any Person, a Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

                  "Aggregate Debt Limit": As defined in Section 3.6(a)(ii)(A).

                  "Agreement": This Third Amended and Restated Agreement of Limited Partnership of the Partnership, together with all Schedules and Exhibits hereto, dated as of the date hereof and as each may be amended from time to time.

                  "Appraiser": As defined in Section 5.9(b).

                  "Approved Agreements": The agreements listed on Schedule 2.7 and any agreement that the Partnership is obligated or permitted to enter into pursuant to any such agreement.

                  "Asset Management Fee": As defined in Section 7.2(a).

                  "Business Day": Any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

                  "Capital Account": As defined in Section 8.1.

                  "Capital Call Notice": As defined in Section 3.2(a).

                  "Capital Calls": As defined in Section 3.2(a).

                  "Capital Cash Flow": As defined in Section 9.2.

                  "Capital Commitment": As defined in Section 3.2(a).

                  "Capital Contribution": With respect to any Partner, any contribution to the capital of the Partnership by such Partner in accordance with this Agreement.

                  "Capital Transaction Gain or Loss" shall mean any Profits or Losses described in paragraphs (iii), (iv) and (vi) of the definition of Profits and Losses contained in this Section 1.1.

                  "Cash Needs": Any cash needs or requirements of whatever kind of the Partnership for which sufficient funds are not available from investment income or from reserves held by the Partnership, including (i) funds required to be contributed by the Partnership to any Fund Entity for the purpose of acquiring Investments or paying costs and expenses related thereto, (ii) Organizational Expenses and any other Partnership Expenses, and (iii) the cost of redeeming Partnership Interests in accordance with this Agreement.

                  "CBD": As defined in Section 5.2(b)(i).

                  "Certificate": As defined in Section 2.1.

                  "Class A Major Investor": An Investor with an aggregate Capital Commitment of at least $300 million.

                  "Class B Major Investor" An Investor with an aggregate Capital Commitment of at least $150 million, but less than $300 million.

                  "Class C Major Investor" An Investor with an aggregate Capital Commitment of at least $75 million, but less than $150 million.

                  "Class D Major Investor" An Investor with an aggregate Capital Commitment of at least $50 million, but less than $75 million.

                  "Code": The Internal Revenue Code of 1986, as amended as of the date hereof and as the same may be amended from time to time, and any successor statute.

                  "Committed Capital": (i) As to any Partner, the sum of (A) Partnership's total equity capital multiplied by a fraction, the numerator of which is the total number of Units held by such Partner and the denominator of which is the total number of Units outstanding plus, prior to the termination of the Investment Period, (B) the Unfunded Commitment of such Partner, (ii) as to any Fund Investor, the Fund's total equity capital multiplied by the percentage of the Fund's total equity capital attributed to the equity interests held by such Fund Investor in the Partnership and any Operating Company plus the amount of any additional capital that such Fund Investor is obligated to contribute, but has not yet contributed, to the Partnership or any Operating Company, (iii) as to the Partnership, the aggregate of the Committed Capital of all Partners and (iv) as to the Fund, the aggregate of the Committed Capital of all Fund Investors.

                  "Constituent Documents": With respect to any Entity, its constituent, governing or organizational documents, including (a) in the case of a limited partnership, its certificate of limited partnership and its limited partnership agreement, (b) in the case of a limited liability company, its articles or certificate of formation and its operating agreement or limited liability company agreement, (c) in the case of a corporation, its articles or certificate of incorporation and its bylaws and (d) in the case of a trust, its declaration of trust and bylaws.

                  "Control": With respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Contributing Partner": As defined in Section 3.7.

                  "Current Market Value": As defined in Section 5.9(c)(i).

                  "Current Participation Interest Value": As defined in Section 5.9(c)(iii).

                  "Current Total Equity Value": As defined in Section
5.9(c)(ii).

                  "Current Unit Value": As defined in Section 5.9(c)(iv).

                  "Defaulting Partner": As defined in Section 10.8(b).

                  "Default Rate": The rate of interest per annum equal to the lesser of (i) the Prime Rate plus four percent and (ii) the highest rate permitted by applicable law.

                  "Depreciation": For any Fiscal Year or portion thereof, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such period for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such period, Depreciation shall be an amount that bears the same relationship to such beginning Gross Asset Value as the depreciation, amortization or cost recovery deduction in such period for federal income tax purposes bears to the beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

                  "Entity": Any corporation, partnership, limited partnership, limited liability company, trust, association, joint stock company or other legal entity.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Withdrawal": As defined in Section 12.1(a).

                  "Fees": Asset Management Fees and Acquisition Fees.

                  "Feeder Entity": As defined in Section 2.10.

                  "Finding of Cause": As defined in Section 10.2(a).

                  "Fiscal Quarter": As defined in Section 2.8.

                  "Fiscal Year": As defined in Section 2.8.

                  "Fund": As defined in Section 5.1.

                  "Fund Entity": As defined in Section 5.1.

                  "Fund Investor": As defined in Section 5.1.

                  "Fund Vote": As defined in Section 11.6(g).

                  "Funded Commitment": As defined in Section 3.2.

                  "GAAP": Generally accepted accounting principles in the United States, consistently applied.

                  "GECC": General Electric Capital Corporation, and its successors.

                  "General Partner": Hines US Core Office Capital LLC, a Delaware limited liability company, and its successors, and any Person hereafter admitted as general partner of the Partnership in accordance with the terms of this Agreement.

                  "General Partner Expenses": As defined in Section 7.1.

                  "Gross Asset Value": With respect to any Partnership asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                           (i) The initial Gross Asset Value of any asset
                  contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the General Partner and agreed to by the Contributing Partner;

                           (ii) The Gross Asset Value of all Partnership assets
                  shall be adjusted to equal their respective gross fair market values, as determined by the General Partner (which determination shall be based upon, and consistent with, the most recent Current Market Values), as of the following times:
                  (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (d) upon the occurrence of any other event for which such an adjustment is permitted under the Regulations; provided, however, that adjustments pursuant to clauses (a), (b) and (d) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                           (iii) The Gross Asset Value of any Partnership asset
                  distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the General Partner (which determination shall be based upon, and consistent with, the most recent Current Market Values); and

                           (iv) The Gross Asset Value of Partnership assets
                  shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph (vi) of the definition of Profits and Losses and
                  Section 8.6(g); provided, however, that Gross Asset Value shall not be adjusted pursuant to this paragraph (iv) to the extent the General Partner determines that an adjustment pursuant to paragraph (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

                  If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  "Hines": Hines Interests Limited Partnership, a Delaware limited partnership, and its successors.

                  "Hines Bridge Equity": As defined in Section 3.10.

                  "Hines Capital Requirement": As defined in Section 3.11

                  "Hines Controlled Entity": Any partnership, limited liability company, corporation, trust or other entity which is, directly or indirectly, Controlled by (a) Hines, and/or (b) Jeffrey C. Hines and/or Gerald D. Hines or, in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them.

                  "Hines Group: (a) Jeffrey C. Hines and/or Gerald D. Hines, their parents, brothers and sisters, and the respective spouses, children or grandchildren of any of the foregoing (including children or grandchildren by adoption), and (b) any current or former employee of Hines.

                  "Hines Investment Allocation Committee": As defined on
Schedule 4.4.

                  "Hines Limited Partner": Hines US Core Office Capital Associates II Limited Partnership, a Texas limited partnership, and its successors.

                  "HSOV": Hines Suburban Office Venture, LLC, an entity formed by an Affiliate of Hines and an Affiliate of GECC for the purpose of acquiring suburban office buildings on a national basis.

                  "Indebtedness": With respect to any Person, (i) any indebtedness for borrowed money evidenced by a note payable by such Person, (ii) any obligation to pay money secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by such Person, whether or not such Person has assumed or become personally liable for the obligations secured thereby, and (iii) any guaranty by such Person of the Indebtedness (as defined in clause (i) and (ii) of this definition) of another Person; provided that "Indebtedness" with respect to any Person shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of such Person's business (or guarantees by such Person of such obligations of another Person) and are not delinquent or are being contested in good faith by appropriate proceedings.

                  "Indemnified Person": As defined in Section 6.1.

                  "Initial Asset Group": The three office properties acquired from Sumitomo by NY Trust and 600 Lexington.

                  "Initial Investment Period": As defined in Section 3.4.

                  "Initial Offering Period": As defined in Section 3.3(a).

                  "Initial Offering Price": $1,000.00 per Unit.

                  "Investment Advisor": An Affiliate of Hines or SLR that provides advisory services to the General Partner pursuant to the Advisory Agreement as contemplated by Section 5.7.

                  "Investment Company Act": The Investment Company Act of 1940, as amended as of the date hereof and as the same may be amended from time to time, and any successor statute.

                  "Investment Guidelines": As defined in Section 5.2(b).

                  "Investments": As defined in Section 5.2(a).

                  "Investor": As defined in Section 3.2.

                  "Limited Partner": Any Person now or hereafter admitted as a limited partner in accordance with the terms of this Agreement. The Limited Partners as of the date hereof are the Persons identified as such on Schedule 2.1.

                  "Liquidating Event": As defined in Section 12.1.

                  "Liquidating Redemption": As defined in Section 3.8 and, as the context requires, as defined in the corresponding provisions of the Constituent Documents of US Core Trust and US Core Properties.

                  "LP Vote": As defined in Section 11.6(g).

                  "Major Investor": An Investor with a Capital Commitment of at least $50 million.

                  "Majority Fund Vote": As defined in Section 11.7.

                  "Majority LP Vote": As defined in Section 11.6(g).

                  "Majority Partner Vote": As defined in Section 11.6(g).

                  "Management Board": As defined in Section 5.3(a).

                  "Management Fee Base": As defined in Section 7.2(b).

                  "Management Team": As defined in Section 5.5.

                  "Managing General Partner": As defined in Section 5.11.

                  "Moody's": Moody's Investor Services, Inc.

                  "Non-Managing General Partner": As defined in Section 5.11.

                  "NOP": National Office Partners Limited Partnership, a limited partnership formed by the State of California Public Employees' Retirement System and an Affiliate of Hines.

                  "Notice of Redemption": As defined in Section 3.8 and, as the context requires, as defined in the corresponding provisions of the Constituent Documents of US Core Trust and US Core Properties.

                  "NY Trust": Hines-Sumisei NY Core Office Trust, a Maryland real estate investment trust, and its successors.

                  "NY Trust II": Hines-Sumisei NY Core Office Trust II, a Maryland real estate investment trust, and its successors.

                  "NY Trust Mezzanine Loan": The Mezzanine Loan Agreement, dated as of August 19, 2003, among Hines NY Office Properties LLC, as borrower, and Bank of America, N.A. and Connecticut General Life Insurance Company, as lenders.

                  "Operating Company": As defined in Section 5.1.

                  "Operating Cash Flow": As defined in Section 9.1.

                  "Organization Agreement": The Amended and Restated Organization Agreement, dated as of December 23, 2003, among General Motors Investment Management Corporation, a New York corporation, certain institutional investors advised thereby, Hines Interests Limited Partnership, a Delaware limited partnership, Hines US Core Office Capital Associates III Limited Partnership, a Texas limited partnership, Hines-Sumisei U.S. Core Office

Fund, L.P., a Delaware limited partnership and Hines-Sumisei NY Core Office Trust, a Maryland real estate investment trust.

                  "Organizational Expenses" As defined in Section 7.5.

                  "Original Agreement": As defined in the Recitals of this Agreement.

                  "Owner": As defined in the Property Services Agreement.

                  "Participation Interest" As defined in Section 3.7(b).

                  "Partner Nonrecourse Debt": As defined in Regulations Section 1.704-2(b)(4).

                  "Partner Nonrecourse Debt Minimum Gain": As defined in Regulations Section 1.704-2(i).

                  "Partner Nonrecourse Deductions": As defined in Regulations
Section 1.704-2(i).

                  "Partner Vote": As defined in Section 11.6(g).

                  "Partners": Collectively, the General Partner and the Limited Partners, or any additional or successor partners of the Partnership admitted to the Partnership in accordance with the terms of this Agreement. References to a Partner shall be to any one of the Partners.

                  "Partnership": As defined in the Preamble to this Agreement.

                  "Partnership Auditor": As defined in Section 11.2.

                  "Partnership Expenses": As defined in Section 7.4(a).

                  "Partnership Interest": The ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement, and to the extent not inconsistent with this Agreement, under the Act, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement and the Act.

                  "Partnership Minimum Gain": As defined in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

                  "Partnership Unit" or "Unit": A unit of Partnership Interest having the rights, privileges and restrictions prescribed therefor by the terms of this Agreement.

                  "Payment Date": As defined in Section 3.2.

                  "Percentage Interest": With respect to each Partner (i) for each Fiscal Quarter ending prior to the termination of the Initial Investment Period, a percentage equal to the number of Partnership Units then owned by such Partner, divided by the number of Partnership Units then outstanding, and (ii) for each Fiscal Quarter ending after termination of the Initial

Investment Period, a percentage determined for each Partner as of each Quarterly Payment Date in the following manner:

         (a) End of Quarter Calculation of Percentage Interest Attributable to Participation Interests. As of each Quarterly Payment Date, each of Hines and SLR shall have a Percentage Interest in respect of its Participation Interest equal to the sum of:

                  (i) (A) the Percentage Interest attributable to such Participation Interest as of the end of the immediately preceding Fiscal Quarter (which shall be 0% in the case of each Fiscal Quarter beginning prior to the termination of the Initial Investment Period), adjusted as provided in clause (c) below for Partnership Units issued during the Fiscal Quarter just ended; plus

                  (ii) its AM Sharing Percentage (as defined below) of a fraction (A) whose numerator is 0.03125% of the Unrecovered Capital of SLR, plus 0.09375% of the aggregate Unrecovered Capital of all Class A Major Investors, plus 0.10625% of the aggregate Unrecovered Capital of all Class B Major Investors, plus 0.1125% of the aggregate Unrecovered Capital of all Class C Major Investors, plus 0.11875% of the aggregate Unrecovered Capital of all Class D Major Investors, plus 0.125% of the aggregate Unrecovered Capital of all Unaffiliated Limited Partners that are not Major Investors, each determined as of the end of the current Fiscal Quarter, and (B) whose denominator is the Current Total Equity Value of the Partnership as of the end of the current quarter; plus

                  (iii) (A) its AQ Sharing Percentage (as defined below) of 0.5% of the Gross Real Estate Investments (as defined below) made by the Partnership during the Fiscal Quarter just ended, multiplied by (B) the aggregate Percentage Interest of the Unaffiliated Limited Partners in respect of their Partnership Units only immediately prior to any adjustment under clause (d) below, divided by (C) the Current Total Equity Value of the Partnership as of the end of the Fiscal Quarter just ended.

                  o "AM Sharing Percentage": As to Hines or SLR, as applicable, that percentage of the total Asset Management Fee that such Person is entitled to receive pursuant to Section 2 of the Advisory Agreement.

                  o "AQ Sharing Percentage" : As to Hines or SLR, as applicable, that percentage of the total Acquisition Fee that such Person is entitled to receive pursuant to Section 3 of the Advisory Agreement.

                  o "Gross Real Estate Investments" : The value of the total consideration (including any assumed Indebtedness) paid in respect of each Investment made by an Operating Company (other than an Operating Company which makes its investments indirectly through another Operating Company), other than any Investment in a Property acquired by such Operating Company from SLR or any of its Affiliates.

                  o "Outstanding Unit Equivalents": As of the end of a Fiscal Quarter or other relevant time, a number equal to the number of Partnership Units outstanding as of the end of such quarter or other relevant time, divided by the difference between 100% and the total Percentage Interests attributable to the Participation Interests as of the end of such Fiscal Quarter or other relevant time.

         (b) When Change to Participation Interest Becomes Effective. The Percentage Interest determined under clause (a) as of the end of a particular Fiscal Quarter shall become effective as of the beginning of the immediately following Fiscal Quarter.

         (c) Adjustment of Percentage Interests Attributable to Participation Interest Following Issuance or Redemption of Partnership Units. Immediately after the issuance or redemption by the Partnership of any Partnership Units, the Percentage Interest attributable to the Participation Interest shall be adjusted so that it equals (i) the Percentage Interest attributable to the Participation Interest immediately prior to the issuance or redemption of such Partnership Units, multiplied by (ii) a fraction whose numerator is (A) the number of Outstanding Unit Equivalents immediately prior to the issuance or redemption of such Partnership Units and whose denominator equals (B) the number of Outstanding Unit Equivalents immediately prior to the issuance or redemption of such Partnership, plus the number of Partnership Units then being issued, or minus the number of Partnership Units then being redeemed, as the case may be.

         (d) Calculation of Percentage Interests of Partners' Holding Partnership Units. As of each Quarterly Payment Date, each Partner holding Partnership Units shall have a Percentage Interest in respect of such Partnership Units equal to (i) 100%, minus the sum of the Percentage Interests attributable to the Participation Interests determined pursuant to clauses (a) and (c) above, multiplied by (ii) a fraction whose numerator is the number of Partnership Units then owned by such Partner and whose denominator is the total number of Partnership Units outstanding.

         (e) Calculation of Total Percentage Interests of Hines and SLR. The total Percentage Interest of Hines and SLR, as the case may be, shall equal such person's Percentage Interest in respect of its Participation Interest (determined under clauses (a) and (c) above), plus such person's Percentage Interest in respect of its Partnership Units (determined under clause (d) above).

                  "Person": An individual, corporation, partnership, limited liability company, estate, trust, association, joint stock company or other legal entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "President": As defined in Section 5.5.

                  "Prime Rate": The rate of interest per annum announced from time to time by JPMorgan Chase Bank, or its successor, at its principal office in New York City as its prime rate.

                  "Priority Redemptions": As defined in Section 3.9.

                  "Priority Redemption Right": As defined in Section 3.9.

                  "Private Placement PTP Exemption": The exemption from publicly traded partnership status provided in Regulation Section 1.7704-1(h) (which generally applies if (i) all interests in a partnership are issued in a transaction or series of transactions that are not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during taxable year of the partnership).

                  "Private Transfer": Any of the following:

                           (i) transfers in which the basis of the Partnership
                  Interest in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor or is determined under Code Section 732;

                           (ii) transfers at death, including transfers from an
                  estate or testamentary trust;

                           (iii) transfers between members of a family;

                           (iv) transfers involving the issuance of interests by
                  (or on behalf of) the Partnership in exchange for cash, property, or services;

                           (v) transfers involving distributions from a
                  qualified retirement plan or an individual retirement account;

                           (vi) the transfer by a Partner and any related
                  persons (within the meaning of Code Section 267(b) or 707(b)(1)) in one or more transactions during any thirty calendar day period of Partnership Interests representing in the aggregate more than 2 percent of the total interests in Partnership capital or profits;

                           (vii) transfers by one or more Partners of interests
                  representing in the aggregate 50 percent or more of the total interests in Partnership capital and profits in one transaction or a series of related transactions; and

                           (viii) transfers not recognized by the Partnership
                  within the meaning of Regulation Section 1.7704-1(d)(2) (i.e., the Partnership neither admits the transferee as a partner nor recognizes any rights of the transferee as a partner).

                  "Profits" and "Losses": For each Fiscal Year or portion thereof, an amount equal to the Partnership's items of taxable income or loss for such year or period, determined by the General Partner in accordance with Code Section 703(a) with the following adjustments:

                           (i) any income which is exempt from federal income
                  tax and not otherwise taken into account in computing Profits or Losses shall be added to taxable income or loss;

                           (ii) any expenditures of the Partnership described in
                  Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures under Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses, will be subtracted from taxable income or loss;

                           (iii) in the event that the Gross Asset Value of any
                  Partnership asset is adjusted pursuant to the definition of Gross Asset Value contained in this Article I, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

                           (iv) gain or loss resulting from any disposition of
                  Partnership assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                           (v) in lieu of the depreciation, amortization and
                  other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

                           (vi) to the extent an adjustment to the adjusted tax
                  basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations
                  Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's Partnership Interest, or is required pursuant to the last sentence of Regulations Section 1.704-1(b)(2)(iv)(m)(2) to be taken into account in determining Capital Accounts the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

                           (vii) any items specially allocated pursuant to
                  Section 8.6 or Section 8.7 shall not be considered in determining Profits or Losses.

                  "Property": As defined in Section 5.2(a).

                  "Property Manager": As defined in Section 5.8.

                  "Property Services Agreement": As defined in Section 5.8.

                  "Property Services Agreement Form": As defined in Section 5.8.

                  "Quarterly Payment Date": The first Business Day following the end of each Fiscal Quarter.

                  "Redeeming Partner": As defined in Section 3.8.

                  "Redemption Right": As defined in Section 3.8.

                  "Regulations": The Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "Regulatory Allocations": As defined in Section 8.7.

                  "REIT": A "real estate investment trust" as defined in Section 856 of the Code and applicable Regulations.

                  "REIT Election Effective Date": As defined in Section 2.11.

                  "Required Vote": As defined in Section 13.3(a).

                  "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "Securities Act": The Securities Act of 1933, as amended.

                  "Similar Law": Any federal, state, local, non-U.S. or other law or regulation that contains one or more provisions that are similar to any of the provisions contained in Title I of ERISA or Section 4975 of the Code.

                  "Single Asset Debt Limit": As defined in Section
3.6(a)(ii)(B).

                  "SLR": Sumitomo Life Realty (N.Y.), Inc., a New York corporation.

                  "SLR Designee": As defined in Section 5.3(a).

                  "SLRI": SLR Investments, Inc., a Delaware corporation.

                  "Strategic Investors": As defined in Section 4.6.

                  "Subscription Agreement": As defined in Section 3.2.

                  "Subsequent Closing": As defined in Section 3.3(b).

                  "Sumitomo": SLR and SLRI, collectively.

                  "Super Majority Fund Vote": As defined in Section 11.7.

                  "Super Majority LP Vote": As defined in Section 11.6(g).

                  "Super Majority Partner Vote": As defined in Section 11.6(g).

                  "Tax Matters Partner": As defined in Section 11.4(a).

                  "Temporary Investment": Any repurchase agreements of primary Federal Reserve dealers using treasury securities only; bankers acceptances which are legal for purchase by the Federal Reserve Bank; United States Treasury bills and agency discount notes; commercial paper that is rated by Moody's or S&P in its highest rating category; accounts or mutual funds which invest in any of the foregoing; and any other investment approved by the Advisory Committee as a Temporary Investment.

                  "Term": As defined in Section 2.9.

                  "Transfer": As a noun, any sale, transfer, gift, exchange, assignment, devise or other disposition, as well as any other event that causes any Person to acquire beneficial ownership, or any agreement to take any such actions or cause any such events, with respect to Partnership Interests, or the right to vote or receive distributions with respect to Partnership Interests, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Partnership Interests or any interest in Partnership Interests or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in beneficial ownership of Partnership Interests; in each case, whether voluntary or involuntary, whether owned of record or beneficially owned, and whether by operation of law or otherwise. The terms "Transferor," "Transferee," "Transferred" and "Transferring" have correlative meanings.

                  "Unaffiliated Limited Partner" A Limited Partner that is not an Affiliate of the General Partner.

                  "Unfunded Commitment": As defined in Section 3.2.

                  "Unrecovered Capital": An amount, determined for each Limited Partner, which equals the aggregate amount of all Capital Contributions made by such Limited Partner to the Partnership less the aggregate amount of capital returned to such Limited Partner by the Partnership by either the redemption of Partnership Units or the distribution of Capital Cash Flow.

                  "US Core Properties": Hines-Sumisei US Core Office Properties LP, a Delaware limited partnership, and its successors.

                  "US Core Trust": Hines-Sumisei US Core Office Trust, a Maryland real estate investment trust, and its successors.

                  "Withdrawn General Partner": As defined in Section 12.1.

                  "600 Lexington": The office property having such name located at 600 Lexington Avenue/101 East 52nd Street in New York City.

                  "75% Majority Fund Vote": As defined in Section 11.7.

                  "75% Majority LP Vote": As defined in Section 11.6(g).

                  "75% Majority Partner Vote": As defined in Section 11.6(g).

                  SECTION 1.2 Interpretation; Terms Generally. The definitions set forth in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless otherwise indicated, the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein", "hereof" and "hereunder" and words of similar import shall be deemed to refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof, unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a "day" or number of "days" (that does not refer explicitly to a "Business Day" or "Business Days") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                                   ARTICLE II

                               GENERAL PROVISIONS

                  SECTION 2.1 Formation and Continuation. The Partnership was formed as a limited partnership under the Act by the filing of its certificate of limited partnership (the "Certificate") with the Secretary of State of the State of Delaware on August 8, 2003. The General Partner shall continue as the general partner of the Partnership, and each Person admitted as a Limited Partner prior to the date hereof shall continue as a limited partner of the Partnership. Each Person that has entered into a Subscription Agreement, dated as of the date hereof, with the Partnership and signed this Agreement as a Limited Partner is hereby admitted to the Partnership as a Limited Partner.

                  SECTION 2.2 Name. The name of the Partnership shall be "Hines-Sumisei U.S. Core Office Fund, L.P." The General Partner shall, with the affirmative written consent of SLR (which consent shall not be unreasonably withheld) and upon notice to the other Partners, have the right to change the name of the Partnership and, in connection therewith, may execute and file (pursuant to the power-of-attorney provided for in Section 13.2, where necessary) such amendments to this Agreement, the Certificate and such other documentation, as shall be necessary or desirable to effect such name change. The Partnership shall do business under the name of the Partnership or under such other name (including any assumed name) as the General Partner may from time to time determine in its sole discretion. Upon the dissolution and termination of the Partnership, the General Partner shall retain all rights with respect to the name of the Partnership and the use of such name.

                  SECTION 2.3 Organizational Certificates and Other Filings. If requested by the General Partner, the Limited Partners will promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware, (b) if the General Partner deems it advisable, the operation of the Partnership as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate and (c) all other filings required to be made by the Partnership.

                  SECTION 2.4 Principal and Other Offices. The principal executive office of the Partnership shall be c/o Hines Interests Limited Partnership, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, or such other place as may from time to time be designated by the General Partner in its sole discretion. The General Partner shall give prompt notice to each Partner of any change in the principal office of the Partnership. The Partnership may also have such other offices and places of business as the General Partner determines to be appropriate.

                  SECTION 2.5 Registered Office; Registered Agent. The address of the registered office of the Partnership in the State of Delaware shall be c/o Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 or such other place as may be designated from time to time by the General Partner in its sole discretion. The name and address of the registered agent for the Partnership in the State of Delaware which shall act as its agent for service of process in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or such other agent as may be designated from time to time by the General Partner in its sole discretion.

                  SECTION 2.6 Purpose. The purpose of the Partnership is to hold an interest in NY Trust, NY Trust II and any other Operating Company that may hereafter be organized, to make capital contributions to, and otherwise provide for the financing of, such Operating Companies, to influence or exercise control over the management and policies of such Operating Companies through the ownership of voting securities, the power to appoint members to the board of trustees or other governing body of such Operating Companies, by contract or otherwise, and to engage in such other activities as are permitted under this Agreement or are incidental or ancillary thereto as the General Partner deems necessary or advisable, all upon the terms and conditions set forth in this Agreement.

                  SECTION 2.7 Powers.

                  (a) The Partnership shall have all the powers now or hereafter conferred by the laws of the State of Delaware on limited partnerships formed under the Act and, subject to the express limitations set forth in this Agreement, may do any and all lawful acts or things that are necessary, appropriate, incidental or convenient for the furtherance and accomplishment of the purposes of the Partnership or for the protection and benefit of the Partnership or its properties and assets. Without limiting the generality of the foregoing, and subject to the terms of this Agreement, the Partnership may enter into, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may be necessary or appropriate to carry out its purposes and conduct its business.

                  (b) Without limiting the foregoing, and notwithstanding anything in this Agreement to the contrary, the Partnership, and the General Partner on behalf of the

         Partnership, is authorized and empowered to enter into, deliver and perform its obligations and exercise its rights under each of Approved Agreements.

                  SECTION 2.8 Fiscal Year. The fiscal year ("Fiscal Year") and taxable year of the Partnership will be the calendar year, and its fiscal quarters (each, a "Fiscal Quarter") shall end on the last day of each calendar quarter. The General Partner may change the ending date of the Fiscal Year if the General Partner determines in good faith that such change is necessary or appropriate. The General Partner will change the taxable year of the Partnership if and to the extent necessary to comply with Code Section 706 and the Regulations thereunder. The General Partner will give prompt written notice of any such change to the other Partners.

                  SECTION 2.9 Term. The term of the Partnership (the "Term") commenced upon the filing of the Certificate and shall continue until the Partnership is dissolved and its affairs are wound up in accordance with Article XII.

                  SECTION 2.10 Feeder Entities. In order to facilitate investment in the Partnership by certain investors, the General Partner may establish or facilitate the establishment of one or more collective investment vehicles or other arrangements (each such vehicle or arrangement, a "Feeder Entity") through which investors may invest in the Partnership by acquiring interests in such Feeder Entity. Affiliates of the General Partner may hold interests in any such Feeder Entity or in the general partner (or advisor or similar entity) of such Feeder Entity. In case of a default by any such Feeder Entity, the General Partner may treat one or more of such investors (rather than such Feeder Entity) as a Defaulting Partner as provided in Section 10.8. In addition, the terms of the governance and/or organizational documents of any such Feeder Entity may permit the payment to the general partner (or advisor or similar entity) of such Feeder Entity of management, advisory or other fees, and any such fees paid by such Feeder Entity to its general partner (or advisor or other entity) may be used to reduce and offset the Asset Management Fee or Acquisition Fees payable under this Agreement, in which event the General Partner shall amend this Agreement so that the benefit of any such reduction inures to such Feeder Entity.

                  SECTION 2.11 REIT Covenant. It is the goal of the Partners that each Operating Company that is a REIT shall at all times be a "domestically controlled REIT" as defined in Section 897(h)(4) of the Code. The Partnership shall not take any action or engage in any activities (including exercising operating control over Operating Companies) on and after the date that the elections of NY Trust, NY Trust II or any other Operating Company under Section 856 of the Code to be taxed as a real estate investment trust first becomes effective (the "REIT Election Effective Date") if both (i) such actions or activities would cause the Partnership to be treated as engaged in a U.S. trade or business for U.S. federal income tax purposes, or as owning U.S. real property interests within the meaning of Section 897 of the Code, at any time on and after the REIT Election Effective Date, and (ii) the Partnership is so treated as engaged in a U.S. trade or business or as owning U.S. real property interests other than because of the application and/or operation of Section 897(h) of the Code or because of the ownership of any interest in a real estate investment trust that is treated as a U.S. real property corporation under
Section 897(c)(2) of the Code.

                                  ARTICLE III

                               Partnership Capital

                  SECTION 3.1 Initial Capital. As of the date of this Agreement, the Partners have been issued Units and have Funded Commitments in the amounts set forth opposite their names on Schedule 3.1.

                  SECTION 3.2 Capital Commitments.

                  (a) The Partnership may from time to time, in the discretion of the General Partner, issue additional Partnership Units and admit additional Limited Partners to the Partnership. Any Person that acquires Partnership Units for cash (an "Investor") will acquire such Units pursuant to an agreement (a "Subscription Agreement") between such Investor and the Partnership pursuant to which such Investor agrees to acquire, and the Partnership agrees to issue, a specified number of Units in exchange for Capital Contributions in cash at a specified price per Unit, all on such terms and conditions as are provided in this Agreement and as may be provided in such Subscription Agreement. A Subscription Agreement shall become effective as of the date it has been executed and delivered by the Investor party thereto and accepted by the General Partner on behalf of the Partnership. Units issuable pursuant to a Subscription Agreement may be issuable in installments, with each installment being issuable, and the Capital Contribution therefor being payable, in accordance with calls for capital ("Capital Calls") issued pursuant to written notice (the "Capital Call Notice") to the Investor party to such Subscription Agreement. The total purchase price payable by any Investor under a Subscription Agreement for the Units issuable pursuant thereto is referred to as such Investor's "Capital Commitment". Each Investor which acquires any Units pursuant to a Subscription Agreement shall be deemed to be admitted to the Partnership as a Partner immediately upon the payment of the purchase price for the first Units so issued to such Investor. The aggregate amount of Capital Contributions made by a Partner (in cash or property) is referred to herein as such Partner's "Funded Commitment", and the portion of the Capital Commitment provided for in any Subscription Agreement that remains unpaid after any closing of a purchase and issuance of Units thereto shall be referred to as the "Unfunded Commitment" of the Partner party to such Subscription Agreement. Except as provided in Section 11.4(c), in no event will any Partner be required to contribute any capital to the Partnership in excess of such Partner's Capital Commitment.

                  (b) If at any time the General Partner determines to raise capital by issuing Capital Calls to Partners having Unfunded Commitments, it shall generally issue such Capital Calls pro rata to each such Partner in proportion to the number of Units issuable in respect of the Unfunded Commitment of each such Partner. However, the General Partner may, in its discretion, issue Capital Calls other than pro rata to the extent required by the terms of any Subscription Agreement or other agreement between the Partnership or the General Partner and one or more Partners, or if the General Partner otherwise deems it advisable to issue Capital Calls in some manner other than pro rata (for example, to assist in achieving or maintaining the status of any Operating Company as a "domestically controlled" REIT). Each Capital Call Notice issued by the General Partner shall specify the account to which Capital Contributions are to be delivered pursuant thereto and the date on which such Capital Contributions are due ("Payment Date"), which date shall be no sooner than ten Business Days after the date such Capital Call Notice is issued. All Capital Contributions made on or before the Payment Date specified in a Capital Call Notice shall be deemed to have been made on such Payment Date.

                  SECTION 3.3 Initial Offering Period.

                  (a) The period beginning on February 2, 2004, and ending on November 2, 2004, is referred to herein as the "Initial Offering Period". All Subscription Agreements entered into prior to the end of the Initial Offering Period shall provide for the issuance of Units at the Initial Offering Price; provided that any such Subscription Agreement may, in the discretion of the General Partner, provide for the issuance of Units at a price different from the Initial Offering Price in any Subscription Agreement entered into after the date of this Agreement if, in the reasonable determination of the General Partner in its sole discretion, such different price is appropriate based on any appreciation or depreciation of any Investments from the date of this Agreement to the effective date of such Subscription Agreement; provided further that no Subscription Agreement entered into during the Initial Offering Period shall provide for the issuance of Units at a price per Unit less than the Initial Offering Price without the consent of the Partners holding Units immediately prior to the effective date of such Subscription Agreement by a Super Majority Partner Vote.

                  (b) If, following a closing of the issuance of Units during the Initial Offering Period (any such closing, a "Subsequent Closing"), there remain any Unfunded Commitments, then each Partner that was admitted or increased its Capital Commitment at such Subsequent Closing (a "Subsequent Closing Partner") may, at the discretion of the General Partner, be required to make a Capital Contribution (and be issued Units in respect thereof) in an amount up to its pro rata share (based on the Capital Commitments of all Partners immediately after such Subsequent Closing) of the Funded Commitments of all Partners holding Units immediately prior to such Subsequent Closing. The General Partner may, in its discretion, use the proceeds of any such Capital Contributions to redeem Units held by one or more Partners (selected at the discretion of the General Partner) holding Units immediately prior to such Subsequent Closing (each, a "Selected Prior Closing Partner") at the same price per Unit at which such Units were acquired by such Selected Prior Closing Partner, such that, after making such Capital Contributions and redemptions, each Subsequent Closing Partner's Funded Commitment relative to its Capital Commitment is the same as or less than the Funded Commitment of each Selected Prior Closing Partner relative to its Capital Commitment. The Funded Commitment of any Partner having Units redeemed pursuant to the preceding sentence shall be reduced by the amount received by such Partner for the Units redeemed, such Partner's Unfunded Commitment shall be increased by such amount, and such Partner shall remain obligated to purchase additional Units at the price per share provided for in its Subscription Agreement to the full extent of its Unfunded Commitment as so increased.

                  SECTION 3.4 Initial Investment Period. The three-year period beginning on February 2, 2004, and ending on February 2, 2007, is referred to herein as the "Initial Investment Period"; provided that the General Partner may extend the Initial Investment Period to end on the latest closing date of any Investment with respect to which the Partnership, or the General Partner on behalf of the Partnership, entered into a binding agreement on or prior to the last day of such initial three year period; provided further that the Initial Investment Period shall in no event be extended beyond February 2, 2008. Upon the termination of the Initial Investment Period, as it may be extended pursuant to the preceding sentence, any remaining Unfunded Commitments attributable to Subscription Agreements entered into during the Initial Offering Period shall be canceled automatically and without any further action by any party, and the General Partner shall have no further right to issue Capital Calls, and Investors shall have no further right to purchase Units in respect of such canceled Unfunded Commitments pursuant to any such Subscription Agreement; provided that the foregoing shall not affect (i) the right of the General Partner or the Partnership to pursue any remedies available to it under this Agreement or at law in respect of any default in respect of a Capital Call issued prior to the termination of the Initial Investment Period, or (ii) the obligation of any Partner with respect to a Capital Commitment attributable to a Subscription Agreement entered into after the Initial Offering Period.

                  SECTION 3.5 Additional Capital. Except as specifically provided in this Agreement or any Subscription Agreement, no Partner (including the General Partner) shall be required to, and no Limited Partner shall have the right to, contribute additional funds or other property to the Partnership. The Partnership may from time to time incur Indebtedness in accordance with Section
3.6 and issue additional Units in accordance with Section 3.7.

                  SECTION 3.6 Fund Indebtedness.

                  (a) The General Partner shall have the right, at its option, to cause any Fund Entity other than the Partnership to incur or assume Indebtedness from any Person to finance Investments made, directly or indirectly, and to pledge or otherwise encumber assets of any such Fund Entity to secure any such Indebtedness, subject to the following:

                           (i) Following repayment of the NY Trust Mezzanine
                  Loan, the Partnership shall not consent to NY Trust and its subsidiaries incurring any Indebtedness in excess of 55% of the Current Market Value of the Investments held by NY Trust at the time any such Indebtedness is incurred, and, the Partnership will not consent to NY Trust II and its subsidiaries incurring any Indebtedness in excess of 55% of the Current Market Value of 600 Lexington at the time any such Indebtedness is incurred.

                           (ii) The Fund shall not incur any Indebtedness other
                  than the Indebtedness permitted under clause (i) of this
                  Section 3.6(a) unless, after giving effect to such incurrence,

                                    (A) the aggregate amount of such other
                           Indebtedness is not more than 50% of the Current Market Value of all Investments other than the

                           Initial Asset Group at the time any such other Indebtedness is incurred (the "Aggregate Debt Limit"); and

                                    (B) the total amount of Indebtedness that is
                           secured by any one Investment other than one of the Initial Asset Group shall not exceed 65% of the Current Market Value of such Investment at the time such Indebtedness is incurred (the "Single Asset Debt Limit").

                           (iii) Notwithstanding clause (ii)(A) of this Section
                  3.6(a), the General Partner may cause the Partnership to consent to the Fund incurring Indebtedness in excess of the Aggregate Debt Limit, if the General Partner determines that it is advisable to do so in connection with the acquisition by any Operating Company of a new Investment; provided that, at the time such excess Indebtedness is incurred, the General Partner makes a reasonable determination that Fund Indebtedness will be within the Aggregate Debt Limit within one year after the incurrence of such excess Indebtedness.

                  (b) In connection with the incurrence of Indebtedness by any Fund Entity, the General Partner shall have the right, in its discretion, to pledge to the lender the right of the General Partner to issue Capital Calls in respect of the Unfunded Commitments of the Partners, and to enforce the obligations of the Partners to make Capital Contributions in respect thereof, in accordance with the terms and conditions of this Agreement and the Subscription Agreements. Each Partner having an Unfunded Commitment shall, upon the written request of the General Partner, for the benefit of one or more lenders or other Persons extending credit to the Partnership, (A) acknowledge its obligations pursuant to this Agreement and its Subscription Agreement to make Capital Contributions (which may, as determined by the General Partner, include an acknowledgment that the General Partner, or the lender on behalf of the General Partner (in accordance with the agreements between such lender and the Partnership and/or the General Partner), may call such Capital Contributions in accordance with this Agreement and such Partner's Subscription Agreement to pay the outstanding obligations to such lenders without, except as expressly set forth in this Agreement, defense, counterclaim or offset of any kind); provided that the liability of the Partners to make Capital Contributions shall not be increased thereby and shall not result in the loss of a Partner's limited liability status under this Agreement, and (B) execute such documents as may be reasonably required to create a security interest in such Partner's obligations to make such Capital Contributions, which the General Partner may perfect and assign for the benefit of a lender as determined by the General Partner in its sole discretion. For purposes of determining whether the Fund's Indebtedness is within the Aggregate Debt Limit, Indebtedness secured by a pledge of the General Partner's right to make Capital Calls in respect of the Partners' Unfunded Commitments (or in respect of the unfunded commitments of any investor in any Fund Entity) shall not be treated as outstanding Indebtedness; provided that no assets of the Partnership are pledged to secure such Indebtedness other than the right of the General Partner to issue Capital Calls in respect of the Unfunded Commitments of the Partners and to enforce the obligations of the Partners to make Capital Contributions in respect thereof.

                  SECTION 3.7 Issuance of Units and Participation Interest.

                  (a) The Partnership may issue Units, as determined by the General Partner, in its discretion, to existing or newly-admitted Partners, (i) in exchange for the making by such a Partner (a "Contributing Partner") of a Capital Contribution to the Partnership in cash, or (ii) in connection with the acquisition, directly or indirectly, of an Investment from such Contributing Partner or an Affiliate of such Contributing Partner by one or more Operating Companies; provided, that no Units may be issued pursuant to this
         Section 3.7 at a price per Unit that is less than the Current Unit Value as of the date on which the Partnership enters into a binding agreement to issue such Units without the consent of the Partners by a Super Majority Partner Vote. This Section 3.7(a) is subject to Section 5.3(b)(iv).

                  (b) (i) Effective as of the date hereof, the Partnership is issuing to each of Hines and SLR a limited partnership interest denominated as a "Participation Interest." The Participation Interest is an equity interest in the Partnership which is granted in consideration for services rendered by Hines and SLR as Investment Advisors to the General Partner and the Partnership pursuant to the Advisory Agreement. The Participation Interest is in addition to, and distinct from, the Units described above, and any references to "Units" or "Partnership Units" shall not be deemed to include the Participation Interest. A Partner's percentage interest attributable to its Participation Interest (if any), together with the percentage of the total outstanding Units held by it, equal its Percentage Interest in the Partnership. The Participation Interest is an interest solely in profits and shall not have any Capital Commitment or initial Capital Account associated with it. It is intended that the Participation Interest constitute a profits interest within the meaning of Section
         2.02 of IRS Revenue Procedure 93-27, 1993-2 C.B. 343.

                           (ii) The formula for calculation of the Participation Interest is included in the definition of Percentage Interest in
         Section 1.1, and Schedule 5.9 provides an example of how the Percentage Interest for the holder of a Participation Interest is calculated. The Participation Interest is intended to provide each Investment Advisor holding it with an interest in the Partnership that approximates the interest it would acquire if it received Asset Management Fees and Acquisition Fees after the Initial Investment Period in the same amounts payable in respect of such fees during the Initial Investment Period and then invested half of such amounts in the Partnership through the acquisition of additional Partnership Units. (However, since the Participation Interest is a profits interest, this interest will be substantially economically equivalent to the ownership of Partnership Units only if the Partnership has adequate gain or profit to allocate to the holder of the Participation Interest.) Without considering the effect of additional equity investments or redemptions by existing or new Partners, the grant of the Participation Interest has the effect of decreasing the Percentage Interest of all Unaffiliated Limited Partners after the Initial Investment Period as the Percentage Interest associated with the Participation Interests increases in a manner corresponding to the accrual of additional Asset Management Fees and Acquisition Fees that would occur if such fees were payable in cash after the Initial Investment Period in the same amounts as such fees are payable during the Initial Investment Period pursuant to the terms of this Agreement. This is accomplished by the Unit cancellation procedure described in Section 5.9. (Schedule 5.9 provides an example of Unit cancellations as contemplated by Section 5.9.)

                           (iii) SLR may, at any time prior to the end of the Initial Investment Period, elect to return its Participation Interest to the Partnership by giving written notice to such effect to the General Partner. In such event, the General Partner shall amend this Agreement and the Advisory Agreement (in a manner reasonably acceptable to SLR) as necessary to provide for (A) only Hines having a Percentage Interest calculated by reference to a Participation Interest, and (B) the payment to the General Partner for the benefit of SLR of additional cash amounts in respect of Asset Management Fees and Acquisition Fees to which SLR would be entitled under the Advisory Agreement if the Partnership continued to pay such fees after the Initial Investment Period in the manner that such fees are required to be paid under this Agreement during the Initial Investment Period.

                  SECTION 3.8 Redemption Rights. Subject to and in accordance with the provisions of this Section 3.8, each Partner shall have the right (a "Redemption Right") to request that the Partnership redeem for cash at the Current Unit Value in the case of Units, or at the Current Participation Interest Value in the case of a Participation Interest, all or a portion of the Units or Participation Interest held by such Partner by delivering a notice (a "Notice of Redemption") to the Partnership and the General Partner specifying the number of Units or the portion of the Participation Interest held by such Partner (a "Redeeming Partner") that it requests to be redeemed at any time within the last 45 days of any calendar year ending after the later of (i) the last day of the Initial Investment Period and (ii) the first anniversary of the date such Partner acquired the Units or such portion of its Participation Interest that it seeks to redeem. If, and beginning with the first day of the first taxable year in which, the Partnership no longer qualifies for the Private Placement PTP Exemption, the Redemption Right shall comply with the requirements of Regulations Section 1.7704-1(f) and shall be construed and administered in accordance therewith. The General Partner may modify the Redemption Right from time to time in its discretion to ensure that the terms of the Redemption Right comply and continue to comply with such requirements. If a Partner requests a redemption pursuant to the first sentence of this Section 3.8 (a "Liquidating Redemption"), the General Partner shall use its reasonable best efforts to redeem the number of Units or the portion of the Participation Interest specified in the Notice of Redemption for cash at the Current Unit Value in the case of Units, or at the Current Participation Interest Value in the case of a Participation Interest, on or before the last day of the calendar year following the year in which such Notice of Redemption was delivered, subject to the following:

                  (a) In no event shall the Partnership be required to redeem for cash in any calendar year Partnership Units and Participation Interests which, when taken together with all interests in US Core Trust and US Core Properties which Fund Investors having interests therein are seeking to redeem pursuant to corresponding redemption rights under the Constituent Documents of such Entities, exceed, in the aggregate, 10% of the total equity capitalization of the Partnership, US Core Trust and US Core Properties (calculated without duplication of equity held directly or indirectly in any such Entity by any other such Entity) as of the first day of such calendar year. If, for any calendar year, Partners and such Fund Investors request such liquidating redemptions in excess of such

         10% limit, then each Partner entitled to participate in such redemption shall be entitled to redeem its pro rata share of the total equity in the Partnership, US Core Trust and US Core Properties requested to be redeemed in such calendar year based on the amount of such equity requested to be redeemed in each such Fund Investor's Notice of Redemption.

                  (b) If more than one Fund Investor submits a request for a Liquidating Redemption in a calendar year, then funds available to effect such redemptions shall be applied pro rata to the redemption of the interests in the Partnership, US Core Trust and/or US Core Properties subject to each such Fund Investor's Notice of Redemption, based on such Fund Investor's share of the total equity in such Entities.

                  (c) In no event will any Units or Participation Interests (or interests in US Core Trust or US Core Properties) be redeemed pursuant to a Liquidating Redemption to the extent that (i) the General Partner determines in good faith that such redemption would be inconsistent with the best interests of the Partnership or any Operating Entity, or
         (ii) the Partnership is unable to raise or acquire sufficient funds to make such Liquidating Redemption on terms acceptable to the Partnership, as determined by the General Partner in good faith.

                  (d) If, and beginning with the first day of the first taxable year in which, the Partnership no longer qualifies for the Private Placement PTP Exemption:

                           (i) A Partner shall be entitled to exercise the
                  Redemption Right only if (x) the redemption or purchase of the Partner's Units and/or Participation Interest would constitute a Private Transfer or (y) the Percentage Interest attributable to the Units and Participation Interest to be redeemed, when aggregated with other Transfers of Partnership Interests within the same taxable year of the Partnership (but not including Private Transfers), would constitute a Percentage Interest of ten percent (10%) or less in the Partnership.

                           (ii) The General Partner may establish such policies
                  and procedures as it may deem necessary or desirable in its discretion, including imposing limitations on the number of Units and portion of Participation Interest with respect to which the Redemption Right may be exercised during any period of time shorter than a calendar year (and causing similar limitations to be imposed with respect to redemptions of interests in US Core Trust and US Core Properties) and establishing procedures to allocate the ability to exercise the Redemption Right among the Partners (and causing similar procedures to be established with respect to US Core Trust and US Core Properties).

                           (iii) The restrictions set forth in subparagraphs (i)
                  and (ii) of this Section 3.8(d) shall continue in effect until such time as the Partnership is no longer potentially subject to classification as a publicly traded partnership, as defined in Code Section 7704, in the absence of such restrictions, as determined by the General Partner in its discretion. The restrictions set forth in such clauses (i) and (ii), together with the restrictions on the Transfer of Partnership Interests set forth in Section 10.5(b)(ii), are intended to limit transfers of interests in the Partnership in such a manner as to permit the Partnership to qualify for the safe harbors from treatment as a publicly traded partnership set forth in Treasury Regulations Sections 1.7704-1(d), (e), (f) and (j) and shall be construed and administered in accordance therewith. The General Partner may modify the restrictions set forth in such clauses (i) and (ii), and the provisions of
                  Section 10.5(c), from time to time in its discretion to ensure that the Partnership complies and continues to comply with the requirements of the Code and Regulations described above.

                  (e) Each Notice of Redemption requesting a Liquidating Redemption will expire and be of no further force or effect as of the last day of the calendar year following the year in which such Notice of Redemption was delivered. A Partner (or other Fund Investor) will be entitled to participate in Liquidating Redemptions in any given calendar year only to the extent of the Units and the portion of the Participation Interest (or other interest in the Fund) subject to a Notice of Redemption requesting a Liquidating Redemption within the last forty-five days of the preceding calendar year.

                  (f) A Limited Partner shall not be entitled to exercise a Redemption Right if it prejudices or affects the continuity of the Partnership for purposes of Code Section 708. Prior to any such redemption, the General Partner may require an opinion of counsel, which counsel and opinion shall be satisfactory to the General Partner, to the effect that such redemption will not cause adverse tax consequences to the non-redeeming Partners, and such Limited Partner exercising the Redemption Right shall be responsible for paying said counsel's fee for such opinion.

                  SECTION 3.9 Priority Redemption Rights. In connection with the issuance of Units to a Contributing Partner, the Partnership may agree, subject to the terms of any outstanding Priority Redemption Rights, in the sole discretion of the General Partner, as part of the terms and conditions for such issuance, to grant such Contributing Partner a right to redeem all or a portion of the Units issued to such Limited Partner in such issuance at a redemption price equal to the Current Unit Value at the time of redemption on or before a specified date or dates (any such preferential or modified redemption right, a "Priority Redemption Right"). Pursuant to any such agreement, the General Partner may apply any Capital Cash Flow and any funds received from Capital Contributions of Partners that would otherwise be available for making distributions to the Partners or redeeming Units pursuant to Redemption Rights generally to the making of any redemptions required to be made pursuant to any Priority Redemption Rights. Redemptions made or required to be made pursuant to the exercise of Priority Redemption Rights are referred to herein as "Priority Redemptions".

                  SECTION 3.10 Hines Bridge Equity and Priority Redemption Right. Prior to the date hereof, the General Partner and the Hines Limited Partner have collectively made Capital Contributions to the Partnership in excess of the Hines Capital Requirement at a price per Unit equal to the Initial Offering Price. Affiliates of Hines may from time to time in the future contribute equity to the Partnership and/or one or more Operating Companies or other Fund Entities which, taken together with other contributions by Affiliates of Hines, exceed the Hines Capital Requirement if the General Partner determines that such contributions are necessary or advisable for the Fund to finance an Investment, meet the domestic control requirements set forth in the Constituent Documents of any Operating Company that is a REIT or for other purposes deemed appropriate by the General Partner. Any such future contributions shall be at a price per Unit (or equivalent interest in another Fund Entity) equal to (i) the Initial Offering Price, during the Initial Offering Period and (ii) the Current Unit Value (or its equivalent), thereafter. All past contributions and future contributions in excess of the Hines Capital Requirement by Affiliates of Hines to the Partnership or any Operating Company or other Fund Entity are referred to herein as "Hines Bridge Equity". Notwithstanding any other provision of this Agreement, the General Partner shall cause the Partnership (or applicable Operating Company) to apply the proceeds of all Capital Contributions made to the Partnership or any Operating Company from and after the date hereof to the redemption of any Hines Bridge Equity, to the extent that the General Partner reasonably determines that such Hines Bridge Equity is no longer required. Such redemption shall be for cash in an amount per Unit (or equivalent interest) equal to the price per Unit (or equivalent interest) paid by the applicable Hines Affiliate for such interest. The right to have any Hines Bridge Equity redeemed pursuant to this
Section 3.10 shall be a Priority Redemption Right of the Hines Affiliate that contributed such equity. To the extent the General Partner, the Hines Limited Partner or another Affiliate of Hines elects to exercise such Priority Redemption Right, the General Partner may require all Partners whose Unfunded Commitments are greater than zero to make Capital Contributions in accordance with Section 3.2 up to the full amount of such Unfunded Commitments to the extent necessary to fund such redemption. Notwithstanding the foregoing, each of the Hines Limited Partner, the General Partner and any other Affiliate of Hines that contributes Hines Bridge Equity may, in its sole and absolute discretion, waive or defer, in whole or in part, the exercise of the Priority Redemption Right granted to it pursuant to this Section 3.10. Each Affiliate of Hines that contributes or has contributed Hines Bridge Equity to the Partnership or any other Fund Entity shall be a third party beneficiary of this Section 3.10.

                  SECTION 3.11 Hines Investment. The General Partner, the Hines Limited Partner and/or such other Affiliates of Hines as the General Partner may determine from time to time, shall maintain Committed Capital to the Fund in an aggregate amount of not less than the lesser of (i) 1% of the Committed Capital of all Fund Investors, or (ii) $25 million (the "Hines Capital Requirement"). In connection with any increase of Committed Capital of the Fund, whether through the acceptance of new or increased Capital Commitments, the issuance of additional Partnership Units by the Partnership, the issuance of additional equity securities by any Operating Company or otherwise, the General Partner shall, or shall cause an Affiliate of the General Partner to, increase its Capital Commitment or acquire additional Partnership Units or equity securities of one or more Operating Companies at the Current Unit Value to the extent necessary to comply with the Hines Capital Requirement. In order to manage the equity interests in the Fund held by the General Partner and its Affiliates for purposes of complying with the Hines Capital Requirement, (A) the General Partner, the Hines Limited Partner or any other Affiliate of Hines may, at any time, at the discretion of the General Partner, contribute interests such Person holds in any Operating Company in which the Partnership has an interest to the Partnership in exchange for Partnership Units at Current Unit Value; and (B) the General Partner may, at any time, in its discretion, cause the Partnership to exchange, at Current Unit Value, interests in any Operating Company held by the Partnership for interests in another Operating Company in which the Partnership holds an interest, or for Partnership Units, held by the General Partner, the Hines Limited Partner or any other Affiliate of Hines; provided that, in any such case, such exchange does not result in the recognition of material amounts of taxable income or gain by the Partnership or any Fund Entity. Neither the General Partner nor any other Affiliate of Hines shall be in breach of this Agreement if at any time the Hines Capital Requirement is not met as a result of dilution following the issuance of Partnership Units or interests in any Fund Entity so long as the General Partner takes, or causes any Affiliate to take, such action as is necessary to cause the Hines Capital Requirement to be met as promptly as practicable following any such issuance.

                                   ARTICLE IV

                                 GENERAL PARTNER

                  SECTION 4.1 General Partner. Subject to Section 5.11 and the other express limitations set forth in this Agreement, all rights and powers to manage and control the business and affairs of the Partnership shall be vested exclusively in the General Partner, which shall have full authority to exercise in its discretion, on behalf of and in the name of the Partnership, all rights and powers of the sole general partner of a limited partnership formed under the Act. The General Partner shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Partnership to such officers, employees, Affiliates, agents and representatives of the General Partner or the Partnership as it may from time to time deem appropriate. Any authority delegated by the General Partner to any other Person shall be subject to the limitations on the rights and powers of the General Partner specifically set forth in this Agreement.

                  SECTION 4.2 Powers of the General Partner.

                  (a) Subject to Section 5.11 and the other express limitations set forth in this Agreement, the power to direct the management, operation and policies of the Partnership shall be vested exclusively in the General Partner, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Partnership to carry out any and all of the objects and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary or advisable or incidental thereto, all in accordance with and subject to the other terms of this Agreement.

                  (b) Without limiting the foregoing general powers and duties, the General Partner is hereby authorized and empowered on behalf and in the name of the Partnership, or on its own behalf and in its own name, or through agents as may be appropriate, subject to the limitations contained elsewhere in this Agreement, to:

                           (i) make all decisions concerning the Partnership's
                  interest in any Operating Company, including with respect to the voting of securities of such Operating Company, the appointment, removal and replacement of trustees, managers or directors of such Operating Company and the exercise of any rights and compliance with any obligations of the Partnership under any agreements with such Operating Company or to which such Operating Company is subject or with any Person having an interest in such Operating Company.

                           (ii) make all decisions concerning, and enter into
                  Advisory Agreements with Investment Advisors under which such Investment Advisors provide advice and recommendations to the General Partner or the Partnership with respect to, the financing or operation of the Partnership, and the structuring, organization, formation, capitalization or financing of any Operating Company;

                           (iii) direct the formulation of investment policies
                  and strategies for the Partnership and any Operating Company, and select and approve the investment of Partnership funds in any Operating Company, all in accordance with the Investment Guidelines and the other limitations of this Agreement;

                           (iv) sell, exchange, or otherwise dispose of all or
                  any portion of the Partnership's interest in any Operating Company and, in connection therewith, accept, collect, hold, sell, exchange, or otherwise dispose of evidences of Indebtedness or other property received pursuant thereto;

                           (v) cause or consent to a merger, combination,
                  recombination or consolidation of any Operating Company or other Fund Entity with any unrelated Entity or between or among two or more Operating Companies or other Fund Entities, or cause or consent to a transfer or exchange of Properties, interests in Fund Entities or other assets of or between one or more Operating Companies or other Fund Entities;

                           (vi) consent to any amendment to or restatement of
                  the Constituent Documents of any Operating Company;

                           (vii) open, maintain and close bank accounts and draw
                  checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts;

                           (viii) hire for usual and customary payments and
                  expenses consultants, investment bankers, brokers, appraisers, attorneys, accountants and such other agents for the Partnership as it may deem necessary or advisable, and authorize any such agent to act for and on behalf of the Partnership;

                           (ix) enter into, execute, maintain and/or terminate
                  contracts, undertakings, agreements and any and all other documents and instruments in the name of the Partnership, and do or perform all such things as may be necessary or advisable in furtherance of the Partnership's powers, objects or purposes or to the conduct of the Partnership's activities, including entering into agreements to acquire or dispose of interests in Operating Companies which may include such representations, warranties, covenants, indemnities and guaranties as the General Partner deems necessary or advisable;

                           (x) incur Indebtedness and provide indemnities in
                  connection therewith, on a recourse (only with respect to the assets of the Partnership or any Fund Entity) or non-recourse basis, on behalf of any Fund Entity other than the Partnership and, in its discretion, secure any and all of such Indebtedness with the assets of any Fund Entity, including the Unfunded Commitments of the Partners, and to assign the Partnership's and the General Partner's rights to issue Capital Calls and to deliver Capital Call Notices to the Partners, to receive Capital Contributions from Partners and to enforce such rights under the terms of this Agreement and any Subscription Agreement;

                           (xi) act as the "tax matters partner" under the Code
                  and in any similar capacity under state, local or foreign law;

                           (xii) make, in its sole discretion, any and all
                  elections for U.S. federal, state, local and foreign tax matters, including any election to adjust the basis of Partnership property pursuant to Sections 734(b), 743(b) and 754 of the Code or comparable provisions of state, local or foreign law;

                           (xiii) delegate any powers or responsibilities of the
                  General Partner under this Agreement as they relate to any Operating Company to the trustees, directors, or managers, as applicable, of such Operating Company.

                  (c) Notwithstanding subsections (a) and (b) of this Section 4.2, the General Partner shall not take any action in the name or on behalf of the Partnership which under the terms of this Agreement requires the approval or consent of the Management Board, the Advisory Committee, Partners other than the General Partner (including, if applicable, the Non-Managing General Partner) or Fund Investors, unless the approval or consent required by this Agreement has been obtained.

                  SECTION 4.3 Time Commitment.

                  (a) The General Partner shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Partnership, Operating Companies and Investments such time as shall be necessary to conduct the business and affairs of the Partnership, Operating Companies and Investments in an appropriate manner consistent with the terms of this Agreement and the Constituent Documents of each Operating Company. The Partners acknowledge that the General Partner and other Affiliates of Hines and their respective employees, officers and agents may also engage in activities unrelated to the Fund and may provide services to Persons other than the Partnership, the Operating Companies or any of their Affiliates.

                  (b) The General Partner shall cause the Management Team to devote such time as the General Partner reasonably determines is necessary to manage and operate the business affairs of Fund in an appropriate manner consistent with the terms of this Agreement.

                  SECTION 4.4 Outside Investments. So long as the Fund has the capacity to make new Investments, neither the General Partner nor any other Affiliate of Hines will make any equity investment which satisfies the Investment Guidelines (other than through an interest in the Fund); provided that such restriction shall not apply to the following:

                  (a) any investment which the General Partner has decided not to make or pursue based on a good faith determination that such investment is inappropriate or inadvisable for the Fund, whether due to capacity, diversification, rate of return objectives or other considerations; provided that to the extent the General Partner determines in good faith that it is desirable for the Fund to make some but not all of a particular investment, then the Fund may make such investment to such extent and the General Partner or another Affiliate of Hines (alone or with other Strategic Investors) may co-invest with the Fund in such investment on a side-by-side basis on terms no more favorable than those applicable to the Fund's share of the investment;

                  (b) any investment by the Hines U.S. Office Value Added Fund, or any other fund or investment program affiliated with Hines which has investment policies and objectives which differ substantially from those of the Fund and which, in the good faith judgment of the General Partner, does not compete in any material way for investments that would be suitable for the Fund;

                  (c) any investment in an office building more than 75% leased to a single tenant under a lease having at least two years remaining on its term (excluding extension options);

                  (d) any non-brokered suburban office asset with a purchase price of $65 million or less that was originated by GECC for HSOV;

                  (e) passive investments (i.e., investments which do not involve active participation in management by any Affiliate of Hines); and

                  (f) any investment made by NOP or HSOV pursuant to an investment opportunity allocated to NOP or HSOV in accordance with the Hines investment allocation procedure described in Schedule 4.4.

                  SECTION 4.5 Transactions with Affiliates. Except for transactions the terms of which are expressly contemplated or approved by this Agreement or any Approved Agreement, neither the General Partner nor any other Affiliate of Hines shall engage in any material transaction with the Partnership or any Fund Entity unless the terms of the transaction are on terms which are no less favorable to the Partnership or such Fund Entity than would be obtained in a transaction with an unaffiliated party; provided that the terms of any transaction approved by the Advisory Committee shall be conclusively deemed to be made on such a basis. The General Partner shall disclose to the Advisory Committee the terms of all material transactions between the General Partner, Hines or any Affiliate of the General Partner or Hines, on the one hand, and the Partnership or any Fund Entity on the other.

                  SECTION 4.6 Strategic Investors. The General Partner may consent, on behalf of the Partnership, to an Operating Company permitting one or more strategic investors, including Affiliates of the General Partner ("Strategic Investors") investing in Properties in which the Fund invests if the General Partner determines that such investment would be beneficial to the Fund; for example, in diversifying the investments made or to be made by the Fund, in successful operation of the Property, or in disposing of the Property or otherwise adding value to the Property. If such Strategic Investor is a Partner or Fund Investor, any such co-investment may be made through an investment vehicle in which such Strategic Investor has an interest separate from its interest in the Fund, and if the General Partner and/or its Affiliates are the Strategic Investor, such co-investment shall have economic terms that are materially no more favorable to the General Partner and/or its Affiliates, as applicable, than the terms of this Agreement or the terms contemplated by any Approved Agreement. If the General Partner, Hines or any Affiliate of the General Partner or Hines co-invests in a Property with the Fund, then, unless otherwise approved by the Advisory Committee, the General Partner, Hines or such Affiliate, as applicable, shall be required to dispose of its interest in such Property at the same time as the Fund disposes of its interest in the Property on terms no more favorable to such Person than those received by the Fund.

                  SECTION 4.7 Other Activities not Restricted. Except as provided in Section 4.2(c), Sections 4.3 through 4.6 and Article V, this Agreement shall not be construed in any manner that precludes the General Partner or any other Affiliate of Hines, or any of their respective officers, employees or agents from engaging in any activity whatsoever permitted by applicable law.

                                   ARTICLE V

                             PARTNERSHIP MANAGEMENT

                  SECTION 5.1 Fund Structure.

                  (a) The Partnership will invest in real estate properties in the United States indirectly through Operating Companies in which the Partnership holds or hereafter acquires a direct or indirect interest. The term "Operating Company" means an Entity in which the Partnership holds a direct or indirect equity interest and which may issue equity interests to one or more Persons which are not Affiliates of the Partnership. The Partnership may from time to time organize such Operating Companies as the General Partner deems necessary or advisable to accomplish the objectives of the Partnership, so long as the Constituent Documents of any such Operating Company, together with any other agreements entered into in connection with the organization of such Operating Company, provide the Partnership, the General Partner or another Hines Controlled Entity, directly or indirectly, with Control of such Operating Company. The Partnership, each Operating Company and any Entity in which an Operating Company holds a direct or indirect interest is sometimes referred to in this Agreement as a "Fund Entity". The Partnership and all other Fund Entities collectively are sometimes referred to herein as the "Fund". Each Partner, and each Person that acquires or subscribes for an equity interest in any Operating Company or other Fund Entity or which makes an equity investment in any Property in which any Operating Company invests, and which is designated as such by the General Partner, shall be deemed a "Fund Investor". The General Partner shall promptly notify each Partner of the identity and notice address of any Person designated a Fund Investor.

                  (b) As of the date of this Agreement, the Fund consists of the Partnership, NY Trust and the subsidiaries of NY Trust and NY Trust II and the subsidiary of NY Trust II.

         It is the present intention of the General Partner to cause the Partnership to acquire an interest in US Core Trust, and to cause US Core Trust to acquire a general partner interest in US Core Properties, prior to or in connection with the first investment by US Core Properties, directly or indirectly, in a Property. In such event, the organizational structure of the Fund shall be as set forth on Schedule
         5.1. Following the acquisition by the Partnership of an interest in US Core Trust, the Partnership shall take such action as from time to time may be necessary to ensure that the Partnership has the right, by virtue of share ownership, voting agreement or otherwise, to designate a majority of the Board of Trustees of US Core Trust and to vote or direct the vote of a majority of the voting securities of US Core Trust at anytime outstanding. Following the acquisition by US Core Trust of a general partner interest in US Core Properties, the Partnership shall not, without the consent of the Partners by a Majority Partner Vote, consent to or take any action that results in (i) US Core Trust ceasing to be the general partner of US Core Properties, or (ii) US Core Trust issuing any equity securities having rights, privileges or preferences superior to those of the securities of US Core Trust held by the Partnership (provided that, the Partnership may, without any such consent, cause US Core Trust to issue securities having preferential or modified redemption rights to the same extent that the Partnership may grant Priority Redemption Rights as contemplated by Section 3.9). The Partners acknowledge that it is the intent of the General Partner to arrange for an Affiliate of Hines to acquire an interest in US Core Trust for the purpose of causing US Core Trust to be "domestically controlled" as contemplated by the Constituent Documents of US Core Trust. Such interest shall constitute Hines Bridge Equity and such Affiliate of Hines shall be entitled to the benefits of Section 3.10.

                  SECTION 5.2 Investment Guidelines.

                  (a) Each Operating Company will invest, indirectly through one or more Fund Entities, in real estate properties in the United States in accordance with the Investment Guidelines. Any real estate property in which the Fund invests is referred to herein as a "Property". An Operating Company's interests in Properties and in any intermediate Entity through which such Operating Company invests in a Property are referred to generally as "Investments." The Partnership will maintain in Temporary Investments or cash any funds of the Partnership that are not invested in Operating Companies, distributed to the Partners or applied toward the expenses of the Partnership.

                  (b) The investment objective of the Partnership is to (A) achieve an average cash return to Limited Partners of 7% to 8% on their capital invested in respect of Units and (B) generate an internal rate of return to Limited Partners of 10% to 12% on their capital invested in respect of Units, net of Partnership expenses, over an assumed ten year holding period, by investing in and funding Operating Companies which adhere to the following guidelines (the "Investment Guidelines"):

                           (i) Each Operating Company will invest in existing
                  office properties that the General Partner believes are desirable long term "core" holdings. Each Operating Company will target high quality properties in attractive Central Business District ("CBD") and suburban locations, with the expectation that approximately 70% of the Partnership's Committed Capital will be invested in CBD Properties.

                           (ii) An Operating Company may invest in mixed-use
                  Properties (i.e., some part of value and/or operating income is attributable to non-office components), so long as at least 70% of the projected net operating income of any such Property is attributable to office components.

                           (iii) An Operating Company will not invest in raw
                  land, except where such investment is incidental to an investment in an existing developed office property or made as part of an investment in a portfolio of existing office properties; provided that, in any case, subject to clause (v) below, an Operating Company shall not make an investment in raw land if such investment would cause the value of the Fund's total investment in raw land to exceed 2% of the total value of all Investments of the Fund at the time the Operating Company makes such investment.

                           (iv) Subject to clause (v) below, an Operating
                  Company will not invest in any property or asset that has a material hotel or lodging component.

                           (v) Notwithstanding clauses (iii) and (iv) of this
                  Section 5.2(b), an Operating Company may make an investment in raw land or hotel or lodging assets that would otherwise be prohibited by such clauses (iii) and (iv) if such investment is made as part of a transaction involving existing office properties, and such Operating Company has a reasonable plan for disposing of the investment in the prohibited assets to the extent necessary to comply with the requirements of such clauses (iii) and (iv) within twelve months after making such investment.

                           (vi) After the Initial Investment Period, the
                  Partnership will not provide funding to an Operating Company for investment in any single Investment in excess of 25% of the Partnership's Committed Capital; provided that the Partnership may provide funding for an Investment by an Operating Company that exceeds such 25% limit (but which does not in any event exceed 50% of the Partnership's Committed Capital), if such Operating Company has a reasonable plan, in the judgment of the General Partner, to reduce the Committed Capital of the Partnership invested in such Investment to 25% or less of the Committed Capital of the Partnership within nine months after making such investment.

                  SECTION 5.3 Management Board.

                  (a) The General Partner shall be subject to the oversight of a management board (the "Management Board"). The Management Board will initially have seven members. The General Partner shall have the right to appoint five members of the Management Board and SLR shall have the right to appoint two members (each, an "SLR Designee"). The General Partner shall promptly notify each other Partner of the name of each member of the Management Board and of the party that appointed such person and of any changes thereto. Each member of the Management Board shall serve until the removal, resignation, death or incapacity of such member. Any member of the Management Board may be removed or replaced at any time by the party that appointed such member with or without cause. Members of the Management Board shall not receive any compensation from the Partnership for their services as such. The Management Board may require the removal of any Partnership officer, and may increase or decrease the size of the Management Board, at any time and from time to time, subject to the appointment rights of the General Partner and SLR.

                  (b) The General Partner shall not take any of the following actions without the approval of the Management Board:

                           (i) acquire an interest in, or advance funds to, an
                  Operating Company;

                           (ii) dispose of all or any material part of its
                  interest in an Operating Company;

                           (iii) remove or appoint any officer of the
                  Partnership,

                           (iv) issue any Units pursuant to Section 3.7(a),

                           (v) make any change to the number of persons
                  comprising the Management Board or the right of any Person to appoint representatives to the Management Board,

                           (vi) take any action contemplated by clause (v) or
                  (vi) of Section 4.2(b),

                           (vii) approve or modify any annual budget of the
                  Partnership, or

                           (viii) such other matters as are specified in this
                  Agreement.

                  (c) The General Partner will not give its consent, on behalf of the Partnership, for an Operating Company to take any of the following actions without the approval of the Management Board:

                           (i) acquire an Investment,

                           (ii) dispose of all or any material part of an
                  Investment,

                           (iii) incur any Indebtedness for which such Operating
                  Company is liable or which is secured in whole or in part by any Investment,

                           (iv) remove or appoint any officer of such Operating
                  Company,

                           (v) issue any equity interest in such Operating
                  Company,

                           (vi) make any change to the fees payable by any Fund
                  Entity in which such Operating Company has an interest under any Property Services Agreement,

                           (vii) make any change to the number of persons
                  comprising the governing body of such Operating Company or the right of any Person to appoint representatives to such governing body,

                           (viii) approve or modify any annual capital or
                  operating budget of such Operating Company, or

                           (ix) such other matters as are specified in this
                  Agreement.

                  (d) Meetings of the Management Board may be called at any time by the General Partner, the President or by any member of the Management Board on five Business Days' written notice, which notice shall include a description of the matters to be discussed at such meeting. Action may be taken by the Management Board at any meeting at which a quorum is present, which quorum shall consist of a majority (attending personally or represented by proxy) of the persons then serving as members of the Management Board; provided that a quorum shall not exist at any meeting unless at least one SLR Designee is present (either personally or represented by proxy) at such meeting. Notwithstanding the preceding sentence, if none of the SLR Designees, acting in good faith, is able to attend a meeting of the Management Board on the meeting date specified in the notice of such meeting or within two Business Days thereafter, the quorum for such meeting shall consist of a majority (attending personally or represented by proxy) of the persons then serving as members of the Management Board (other than the SLR Designees). Members of the Management Board may participate in meetings in person, including by telephone conference call at which all persons participating can hear and be heard, and shall be also deemed to participate at any meeting at which (and to the extent which) such member is represented by proxy.

                  (e) Any matter presented to the Management Board for its consideration at a meeting duly called and held in accordance with this
         Section 5.3 at which a quorum is present shall be deemed to have been approved and consented to by the Management Board if a majority of the members of the Management Board who are present at the meeting or represented by proxy vote in favor of such action; provided that such majority must include at least one SLR Designee in the case of any consent to be given by the Management Board with respect to any of the following:

                           (i) solicitation of Persons resident in Japan or East
                  Asia as prospective investors in the Partnership, and the acceptance by the General Partner, on behalf of the Partnership, of any subscription for Units by any such Person,

                           (ii) any change in the fees payable under the
                  Property Services Agreement in respect of Assets acquired from SLR,

                           (iii) any change in the members of the Management
                  Board appointed by SLR; or

                           (iv) any change in the name of the Partnership.

                  (f) Notwithstanding the provisions of paragraph (d) of this
         Section 5.3, and subject to the provisions of paragraph (e) of this
         Section 5.3, any action required or permitted to be taken at a meeting of the Management Board may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by such members of the Management Board as would be necessary to approve such action at a meeting of the Management Board at which all members were present.

                  (g) Notwithstanding the provisions of this Section 5.3, no Investment will be considered by the Management Board for its approval without endorsement of such Investment by the President.

                  (h) If SLR, after the date hereof and prior to December 31, 2005, ceases to hold any Partnership Interest, then unless, on or before December 31, 2005, SLR and/or Affiliates of SLR, (1) contribute at least $25 million to the capital of the Fund in exchange for Partnership Units (or other units of Fund equity), or (2) raise, on behalf of the Fund, as least $25 million in capital contributions or capital commitments to the Fund; then the SLR Designees on the Management Board and on any governing body of any Fund Entity shall cease to have any voting rights on any such governing body but shall be observers to the meetings of each such governing body; provided that if neither of the events described in clauses (1) and (2) of this Section 5.3(h) has occurred on or before the fifth anniversary of the date as of which SLR and its Affiliates cease to hold any Partnership Units, then, on such date, all rights of SLR and the SLR Designees under this Agreement shall cease, and the General Partner shall, without the consent of SLR or any other party, amend this Agreement to reflect that such is the case.

                  SECTION 5.4 Advisory Committee.

                  (a) The Partnership shall have a committee (the "Advisory Committee") consisting of Fund Investors or their representatives or designees selected by the General Partner; provided that no member of the Advisory Committee shall be an Affiliate of the General Partner (or a designee or representative thereof). The General Partner will meet with the Advisory Committee at least semi-annually to consult on various matters concerning the Partnership, including financial statements and appraisals, the status of existing investments and such other matters as the General Partner may determine or any member of the Advisory Committee may reasonably propose.

                  (b) The Advisory Committee's approval will not be required for any actions or decisions of the General Partner or the Management Board, except that approval of the Advisory Committee shall be required for:

                           (i) any transaction between the Partnership or any
                  Fund Entity, on the one hand, and the General Partner, Hines or any Affiliate of the General Partner or Hines, on the other hand, other than: (A) the provision of services pursuant to any Property Services Agreement, (B) the leasing of a limited amount of office space in a Property on market terms by Hines or any of its Affiliates for conducting its operations, (C) the sale of Units or of any equity securities (other than the Participation Interest) of any Fund Entity to Hines or any of its Affiliates at the same price per share or unit as is offered to other investors or, if no such securities are being offered to unaffiliated investors, at the Current Unit Value or at such other price as may be approved by the Partners by a Super Majority Vote, (D) the redemption of Partnership Interests or interests in other Fund Entities held by Affiliates of Hines pursuant to the terms of this Agreement and/or the Constituent Documents of the applicable Fund Entity, (E) the execution, delivery or performance of any Approved Agreement, (F) any other transaction specifically permitted by this Agreement, and (G) any transaction which is on terms no less favorable to the Partnership or such Fund Entity than would be obtained from an unaffiliated third party.

                           (ii) the ratification of any Appraiser selected by
                  the General Partner, pursuant to Section 5.9 hereof;

                           (iii) any in kind distribution by the Partnership of
                  publicly traded securities; and

                           (iv) notwithstanding clause (i)(A) above, any
                  increase of fees payable to any Property Manager pursuant to any Property Services Agreement to amounts greater than those provided for in the Property Services Agreement Form.

                  (c) Any action of, or approval required by, the Advisory Committee shall require the vote of members of the Advisory Committee who account for at least a majority of the aggregate Committed Capital collectively held by Fund Investors represented on the Advisory Committee.

                  (d) The quorum required for a meeting of the Advisory Committee shall be a majority in interest of its members (determined by reference to the Committed Capital of the Fund Investors represented by such members). Members of the Advisory Committee may participate in a meeting of the Advisory Committee by means of conference telephone or video conferencing by means of which all persons participating in the meeting can hear and be heard. Any member of the Advisory Committee who is unable to attend a meeting of the Advisory Committee may grant in writing to another member of the Advisory Committee or any other Person such member's proxy to vote on any matter upon which action is to be taken at such meeting. The Advisory Committee shall conduct its business by such procedures as a majority of its members consider appropriate.

                  (e) Any action required or permitted to be taken at a meeting of the Advisory Committee may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by such members of Advisory Committee as would be necessary to approve such action at a meeting of the Advisory Committee at which all members were present; provided, that all members of the Advisory Committee received notice of the solicitation of consent at least five (5) days prior to the effectiveness thereof.

                  (f) No fees shall be paid by the Partnership or any Operating Company to members of the Advisory Committee for their services as such, but the members of the Advisory Committee shall be reimbursed by the Partnership for all reasonable out-of-pocket expenses incurred in attending meetings of the Advisory Committee.

                  (g) Any member of the Advisory Committee may resign upon delivery of written notice from such member to the General Partner, and shall be deemed removed if the Limited Partner that the member represents requests such removal in writing to the General Partner or becomes a Defaulting Partner. Any vacancy in the Advisory Committee created by the resignation or death of a member or by the removal of a member at the request of the Limited Partner represented by such member shall be filled by a representative of the Limited Partner represented by such member.

                  (h) The General Partner may, in its discretion, grant to any Fund Investor which does not have a representative on the Advisory Committee the right to have a non-voting observer attend each meeting of the Advisory Committee. The General Partner shall provide to any such observer notice of the time and place of any meeting of the Advisory Committee, and of any written consent being solicited from the Advisory Committee, in the same manner and at the same time as notice is sent to the members of the Advisory Committee. The General Partner shall also provide to any such observer copies of all notices, reports, minutes, consents and other documents at the time and in the manner as they are provided to the Advisory Committee. Any observer who attends any meetings of the Advisory Committee shall execute and comply with an agreement with the Partnership and the General Partner containing such restrictions on the use and disclosure of confidential information and other matters as the General Partner may reasonably request.

                  SECTION 5.5 Management Team. The General Partner shall, and hereby does, delegate authority and responsibility for the day-to-day management of the business of the Partnership to a President (the "President"), a Senior Investment Manager and a Senior Asset Manager of the Partnership, and such other officers of the Partnership as the General Partner may deem appropriate, with the establishment of any office and the appointment of any person to fill such office by the General Partner being subject to the approval of the Management Board. Each officer of the Partnership shall be an employee of Hines and shall, other than the President, report to the President. The officers of the Partnership, together with such other employees of Hines as may be assigned to conduct the business of the Partnership under the supervision of such officers are collectively referred to as the "Management Team." The General Partner shall promptly notify each other Partner of the identity of the officers of the Partnership and their offices and any changes thereto.

                  SECTION 5.6 Management Rights of Limited Partners. Except as expressly provided in this Agreement, no Limited Partner shall have the right or power to participate in the management or affairs of the Partnership, nor shall any Limited Partner have the power to sign for or bind the Partnership. The exercise by any Limited Partner of any right conferred on Limited Partners by this Agreement shall not be construed to constitute participation by such Limited Partner in the control of the business of the Partnership so as to make such Limited Partner liable as a general partner for the debts and obligations of the Partnership for purposes of the Act.

                  SECTION 5.7 Advisory Agreement. The General Partner may from time to time cause additional Fund Entities to become party to the Advisory Agreement for the provision of advice and recommendations with respect to (to the extent applicable to such Fund Entity) the origination, investigation, structuring, finance, acquisition, monitoring and/or disposition of Investments by, and/or the structuring, organization, capitalization and/or financing of, such Fund Entity (subject to the consent of the other parties to the Advisory Agreement). The General Partner shall remain liable to the Partnership for the performance of its obligations under this Agreement notwithstanding the delegation of any such obligations to the Investment Advisors pursuant to the Advisory Agreement. The General Partner shall bear the costs of all services provided by the Investment Advisors under the Advisory Agreement; provided that the Investment Advisors shall be entitled to receive Asset Management Fees and Acquisition Fees as provided in the Advisory Agreement and Sections 7.2 and 7.3 of this Agreement.

                  SECTION 5.8 Property Services Agreements. For each Property in which an Operating Company invests, a Fund Entity through which such Operating Company owns such Property shall enter into a property services agreement (a "Property Services Agreement") with Hines or an Affiliate of Hines (a "Property Manager") substantially in the form attached hereto as Exhibit A (the "Property Services Agreement Form") pursuant to which the Property Manager will provide property management, redevelopment and leasing services for such Property. By executing this Agreement, each Limited Partner approves the provisions of the Property Services Agreement Form and consents to the execution, delivery and performance by a Fund Entity of a Property Services Agreement substantially in such form with respect to each Property in which any Operating Company invests. Changes may be made to the Property Services Agreement as the General Partner or the applicable Operating Company deems necessary or appropriate to accommodate the particular circumstances of each Property; provided that the General Partner shall not authorize any increase in the Property Services Fees payable to the Property Manager or any material increase in the risks or obligations to be borne by the Owner under any Property Services Agreement over those provided for in or contemplated by the Property Services Agreement Form, without the consent of the Advisory Committee pursuant to Section 5.4 hereof.

                  SECTION 5.9 Asset Valuations; Determination of Current Unit Value; Cancellation of Units.

                  (a) Commencing in the first full Fiscal Quarter following the termination of the Initial Offering Period, all Properties shall be appraised by an Appraiser on a rolling basis whereby approximately one-quarter of the Properties are appraised each Fiscal Quarter and each Property is appraised not less frequently than once in any twelve-month period. Each appraisal shall be updated quarterly by the Appraiser that conducted the appraisal (or, if such Appraiser is not available, such other Appraiser as the General Partner may select), until the next full appraisal of such Property is conducted.

                  (b) Any Person selected to appraise a Property (an "Appraiser") shall be a Person qualified to appraise assets such as the Property in the market in which the Property is located. At least two Appraisers will be retained for any calendar year, with each

         Appraiser retained appraising approximately equal portions of the Partnership's portfolio of Properties. Appraisers will be rotated or replaced so that no Property is appraised by the same Appraiser for more than three consecutive years. Each Appraiser will be selected by the General Partner, subject to the approval of the Advisory Committee pursuant to Section 5.4 hereof. The General Partner may from time to time submit a list of Appraisers to the Advisory Committee. Any Appraiser on such list will be deemed approved by the Advisory Committee unless, within thirty days of the submission of such list to the Advisory Committee, the Advisory Committee votes to disapprove such Appraiser.

                  (c) Each Fiscal Quarter the General Partner shall establish the Current Market Value of each Property, the Current Total Equity Value, the Current Participation Interest Value, and the Current Unit Values derived from the Current Market Values, as so established, of all Properties. A hypothetical example calculation of Percentage Interests and Unit cancellations as contemplated by this Section 5.9 and the definition of Percentage Interest is provided at Schedule 5.9.

                           (i) The "Current Market Value" of a Property shall be
                  (x) the value established by the most recent appraisal of the Property conducted by an Appraiser in accordance with Sections 5.9(a) and (b), (y) if such Property has not been appraised since its acquisition by the Partnership, the value attributed to such Property upon its acquisition by the Partnership, or
                  (z) such other value as the General Partner determines is more appropriate than the value provided in clause (x) or (y) based on changes in the condition of the Property, the market in which it is located or other relevant factors since the date such Property was appraised or acquired, as applicable.

                           (ii) The "Current Total Equity Value" as of any date
                  shall equal the net distributions that would be received by the Partnership if all Properties were sold at their Current Market Value in an all cash sale as of such date, and the net proceeds of such sale and all other cash and cash equivalents of each Fund Entity, determined after taking into account expected transaction costs (including all closing costs customarily borne by a seller in the market where each Property is located and estimated legal fees and expenses) and the repayment of all debts of each Fund Entity, as reasonably determined by the General Partner, were distributed by each Fund Entity to its owners.

                           (iii) The "Current Participation Interest Value" for
                  the entire Participation Interest as of any date shall equal the lesser of (a) the product of (i) the Percentage Interest attributable to the Participation Interest as of such date, multiplied by (ii) the Current Total Equity Value as of such date or (b) the aggregate amount that would be distributed in respect of the Participation Interest in accordance with
                  Section 12.4(b) if the Partnership were to distribute an amount equal to the Current Total Equity Value among its Partners in accordance with Section 12.4(b) on such date. The Current Participation Interest Value of any portion of a Participation Interest shall be proportionate to the Current Participation Interest Value of the entire Participation Interest (e.g., 20% of the

                  Participation Interest shall have a Current Participation Interest Value equal to 20% of the Current Participation Interest Value of the entire Participation Interest).

                           (iv) The "Current Unit Value" of any Partnership Unit
                  as of any date shall be the amount determined by dividing (x) the difference between the Current Total Equity Value and the Current Participation Interest Value of the entire Participation Interest as of such date, by (y) the total number of Partnership Units outstanding as of such date (including, if applicable, any other securities that are convertible into or exchangeable for Units as of such date).

                  (d) At the end of each Fiscal Quarter ending after termination of the Initial Investment Period, a number of Partnership Units held by each Unaffiliated Limited Partner shall automatically, without any action by any party, be canceled, with the number of Units so cancelled being equal to (i) such Unaffiliated Limited Partner's Applicable Percentage (as defined below) of the aggregate Unrecovered Capital of such Unaffiliated Limited Partner as of the end of such Fiscal Quarter, divided by the Current Unit Value as of the end of such Fiscal Quarter; plus (ii) (A) 0.5% of the Gross Real Estate Investments made by the Partnership during such Fiscal Quarter, multiplied by (B) the Percentage Interest of such Limited Partner in respect of its Partnership Units only as of the end of such Fiscal Quarter, divided by
         (C) the Current Unit Value as of the end of the Fiscal Quarter just ended.

                           (i) The "Applicable Percentage" of each Unaffiliated
                  Limited Partner shall be (i) as to SLR, 0.03125%, (ii) as to each Class A Major Investor, 0.09375%, (iii) as to each Class B Major Investor, 0.10625%, (iv) as to each Class C Major Investor, 0.1125%, (v) as to each Class D Major Investor, 0.11875%, and (vi) as to each other Unaffiliated Limited Partner, 0.125%.

                           (ii) For purposes of effecting the computations set
                  forth in this Section 5.9(d) for a particular Fiscal Quarter,
                  (A) the Percentage Interest of a Limited Partner, and the Current Unit Value, as of the end of the Fiscal Quarter just ended shall be determined immediately prior to the cancellation of Partnership Units pursuant to this Section 5.9(d); and (B) the Current Unit Value as of the end of the Fiscal Quarter just ended shall be determined without taking into account any reduction therein which occurs as a result of the adjustment to Percentage Interests which occurs as of the end of such Fiscal Quarter pursuant to clauses (a) and (b) of the definition of Percentage Interest set forth in Section 1.1 hereof.

                           (iii) The cancellation of Partnership Units pursuant
                  to this Section 5.9(d) shall be determined and taken into account immediately after (A) the adjustments to Percentage Interests that occur pursuant to clauses (a) and (b) of the definition of Percentage Interest set forth in Section 1.1 hereof and (B) the calculations of Asset Management Fees and Acquisition Fees that occur pursuant to Sections 7.2 and 7.3, have been effected.

                           (iv) The cancellation of Partnership Units pursuant
                  to this Section 5.9(d) as of the end of any Fiscal Quarter shall become effective as of the beginning of the immediately following Fiscal Quarter.

                  SECTION 5.10 Management of Operating Companies. Each Operating Company shall be governed by a board of trustees, board of directors, board of managers or similar governing body whose membership includes all of the members of the Management Board. The day to day operations of each Operating Company shall be managed by a management team which is headed by the President and which includes the other members of the Management Team. The Constituent Documents of each Operating Company, together with any other agreements that may be entered into in connection with the organization of such Operating Company, shall provide (i) the governing body thereof with oversight and approval rights with respect to the business and affairs of such Operating Company which are comparable to the oversight and approval rights which this Agreement provides to the Management Board with respect to the business and affairs of the Partnership, and (ii) SLR Designees with rights to participate in the management of such Operating Company which are comparable to the rights which this Agreement provides to SLR Designees to participate in the management of the Partnership. The General Partner shall, or shall cause the Partnership to, take such actions as may be permitted or required under the terms of the Constituent Documents of each Operating Company, and under the terms of any agreement entered into by the Partnership or the General Partner in connection with the organization of such Operating Company, to ensure that the requirements of this
Section 5.10 are met with respect to each Operating Company.

                  SECTION 5.11 Non-Managing General Partner. Notwithstanding anything to the contrary contained in this Agreement, the General Partner may, in its discretion at any time and without the prior consent of the Limited Partners or the Advisory Committee, admit Hines REIT Properties, L.P., a Delaware limited partnership whose general partner is Hines Real Estate Investment Trust, Inc., a Maryland corporation, as a non-managing general partner of the Partnership (the "Non-Managing General Partner"). In such event,
(i) the Non-Managing General Partner shall be deemed to be a general partner of the Partnership for all purposes under the Act, but shall have only those rights, privileges, powers and obligations set forth on Schedule 5.11, (ii) the General Partner shall automatically be deemed to be the managing general partner of the Partnership (the "Managing General Partner") and, as such, shall have all rights, privileges, powers and obligations as the General Partner has under this Agreement, and (iii) this Agreement shall be amended by the Managing General Partner, without the consent of any other Partners, in the manner set forth on
Schedule 5.11.

                                   ARTICLE VI

                         EXCULPATION AND INDEMNIFICATION

                  SECTION 6.1 Exculpation of the General Partner. The General Partner and its Affiliates, and the direct or indirect members, managers, partners, shareholders, officers, directors, employees, agents and legal representatives of the General Partner and any such Affiliate, including any officer of the Partnership and any Investment Advisor (in each case, an "Indemnified Person"), shall not be liable to any Partner or the Partnership for any act or failure to act on behalf of the Partnership or of any Operating Company, except to the extent such act or failure to act constitutes gross negligence, recklessness, willful misconduct or bad faith on the part of the Indemnified Person, a knowing violation of law by the Indemnified Person or a material breach by the Indemnified Person of its obligations under this Agreement. The General Partner may exercise any of the powers granted to it hereunder and perform any of the duties imposed upon it hereunder either directly or by or through agents and shall not be responsible for any misconduct or negligence on the part of any such agent selected with reasonable care. The General Partner may rely, and shall be protected in acting or refraining from acting, and shall be deemed to have acted in good faith and without gross negligence or willful misconduct, upon any consent, approval or any other action taken by the Limited Partners or the Advisory Committee, and upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other professional consultants and advisers selected by it with reasonable care, and shall be fully protected and justified and shall be deemed to have acted in good faith and without gross negligence or willful misconduct, in any action or inaction which is taken or omitted to be taken in reasonable reliance upon the advice or opinion of such Persons as to matters within such Persons' professional or expert competence. The General Partner shall not be liable to the Partnership or the Partners for the failure to perform any obligation that the General Partner cannot perform because the Partnership has insufficient funds to pay the cost and expense relative to such obligation.

                  SECTION 6.2 Indemnification of General Partner.

                  (a) The Partnership, to the fullest extent permitted by law, shall indemnify and hold harmless each Indemnified Person from and against any loss, liability, expense, judgment, settlement cost, fees and related expenses (including reasonable attorneys' fees and expenses), costs or damages arising out of or in connection with any act taken or omitted to be taken in respect of the affairs of the Partnership or of any Operating Company, unless such act or omission constitutes (i) following the admission of the Non-Managing General Partner to the Partnership, for as long as the Non-Managing General Partner holds a Partnership Interest, in the case of the Managing General Partner and any other Indemnified Person that is an Affiliate of Hines or an officer or director of Hines or an Affiliate of Hines (other than an "independent director" of the general partner of the Non-Managing General Partner as defined in the Articles of Incorporation of the general partner of the Non-Managing General Partner), the misconduct or negligence of such person, or (ii) at all other times, and at all times in the case of any other Indemnified Person, the gross negligence, recklessness, willful misconduct or bad faith on the part of the Indemnified Person, a knowing violation of law by the Indemnified Person or a material breach by the Indemnified Person of its obligations under this Agreement. The termination of any action, suit or proceeding by settlement shall not, of itself, create a presumption that an Indemnified Person did not act in good faith or in a manner that was reasonably believed to be in, or not opposed to, the best interests of the Partnership or such Operating Company or was guilty of gross negligence, willful misconduct, bad faith or a knowing violation of law.

                  (b) The Partnership, in the discretion of the General Partner, may advance to any Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding which arises out of conduct which is the subject of the indemnification provided hereunder; provided, however, that (i) the General Partner hereby agrees, and each other Indemnified Person shall agree as a condition to receiving any such advance, that in the event an Indemnified Person receives any advance, the Indemnified Person shall reimburse the Partnership for the advance to the extent that it is judicially determined, in a final, non-appealable judgment or binding arbitration, that the Indemnified Person was not entitled to indemnification under this Section 6.2 and (ii) neither the General Partner nor any other Indemnified Person shall be entitled to any advance of costs and expenses in any action (either direct or derivative) brought against such Indemnified Person by Limited Partners pursuant to a Majority LP Vote, except to the extent that a court of competent jurisdiction issues a ruling (whether preliminary or final) substantially to the effect that the claim is one as to which it is likely that such Indemnified Person is entitled to the benefits of the exculpatory provisions set forth in Section 6.1. Notwithstanding anything to the contrary contained in this Section 6.2, neither the General Partner nor any other Indemnified Person shall be entitled to indemnification for, or be indemnified by the Partnership against, any claim in any action (either direct or derivative) brought against such Indemnified Person by any Limited Partner if it is established, by a final non-appealable judgment, that such claim was one as to which such Indemnified Person is not entitled to the benefits of the exculpatory provisions set forth in Section 6.1.

                  SECTION 6.3 Treatment of Management Board, Advisory Committee, Et al. No member of the Management Board, the Management Team or the Advisory Committee (and no Limited Partner represented by any such Person) shall be a fiduciary of the Partnership or of any Partner. No member of the Advisory Committee and no SLR Designee shall be liable to any Partner or the Partnership for any reason (other than fraud or willful misconduct on the part of such person) including for any mistake in judgment, any action or inaction taken or omitted to be taken, or for any loss due to any mistake, action or inaction, and no Limited Partner represented by any such Person shall be liable to the Partnership or any Partner for the acts or omissions of such person in such capacity (or than as a result of fraud or willful misconduct). The participation by a person on the Management Board, the Management Team or the Advisory Committee shall not be construed to constitute participation by such person in the control of the business of the Partnership so as to make such person liable as a general partner for the debts and obligations of the Partnership for purposes of the Act. The participation by the representative of any Limited Partner on the Management Board or the Advisory Committee in the activities of the Management Board or Advisory Committee shall not be construed to constitute participation by such Limited Partner in the control of the business of the Partnership so as to make such Limited Partner liable as a general partner for the debts and obligations of the Partnership for purposes of the Act. No Limited Partner who has appointed a member of the Management Board or Advisory Committee shall be deemed to be an Affiliate of the Partnership or the General Partner solely by reason of such appointment. In the absence of fraud or willful misconduct on the part of a member of the Advisory Committee or an SLR Designee, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless each such member of the Advisory Committee and each SLR Designee, and each Limited Partner represented by any such person, with respect to the Partnership (and their respective heirs and legal and personal representatives) who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Partnership or any of the Partners), by reason of any actions or omissions or alleged acts or omissions arising out of such Person's activities in connection with serving on the Management Board or the Advisory Committee against losses, damages or expenses (including reasonable attorney's fees, judgments, fines and amounts paid in settlement) actually incurred by such person in connection with such actions, suit or proceedings; provided that any person entitled to indemnification from the Partnership hereunder shall obtain the written consent of the General Partner (which consent shall not be unreasonably withheld) prior to entering into any compromise or settlement which would result in an obligation of the Partnership to indemnify such person. The Partnership shall advance to any member of the Advisory Committee, any SLR Designee or any Limited Partner represented by any such person, reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding which arises out of conduct which is the subject of the indemnification provided hereunder; provided, however, that each such Person must agree, as a condition to receiving any such advance, that in the event such person receives any advance, such Person shall reimburse the Partnership for the advance to the extent that it is judicially determined, in a final, non-appealable judgment or binding arbitration, that such person was not entitled to indemnification under this
Section 6.3.

                  SECTION 6.4 Limited Liability of Limited Partners. Except as provided by the Act or other applicable law and subject to the obligations to make Capital Contributions in accordance with this Agreement and its Subscription Agreement and to pay taxes to the extent provided in Section 11.4(c), no Limited Partner (including any Limited Partner that is an Affiliate of Hines or of SLR) shall have any personal liability whatsoever in its capacity as a Limited Partner, whether to the Partnership, to any of the Partners, or to the creditors of the Partnership, for the debts, liabilities, contracts, or other obligations of the Partnership or for any losses of the Partnership.

                  SECTION 6.5 Other Activities of Limited Partners. Subject to
Section 4.4 with respect to each Limited Partner that is an Affiliate of the General Partner, each Limited Partner shall be entitled to and may have business interests and engage in activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership and the entities in which the Partnership invests and may engage in transactions with, and provide services to, the Partnership or any such entity. Neither the Partnership, any other Partner nor any other Person shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

                                  ARTICLE VII

                                EXPENSES AND FEES

                  SECTION 7.1 General Partner Expenses. The Partnership shall not have any salaried personnel. The General Partner and its Affiliates, but not the Partnership or any Limited Partner, shall bear and be charged with the following costs and expenses of the Partnership's activities: (a) any costs and expenses of providing to the Management Team the office space, facilities, supplies, and necessary ongoing overhead support services for the Partnership's operations and (b) the compensation of the Management Team. The expenses that the General Partner is obligated or elects to pay under this Section 7.1 are collectively referred to herein as the "General Partner Expenses". Notwithstanding anything herein to the contrary, no costs or expenses payable by the Owner of any Property under the terms of the Property Services Agreement entered into with respect to such Property shall be deemed General Partner Expenses.

                  SECTION 7.2 Asset Management Fee.

                  (a) The Partnership shall pay a periodic management fee (the "Asset Management Fee") to the General Partner; provided that, to the extent the General Partner assigns the right to receive the Asset Management Fee to the Investment Advisors pursuant to the Advisory Agreement, the Partnership shall pay such fee to the Investment Advisors as provided in the Advisory Agreement. The Asset Management Fee shall accrue quarterly in arrears and shall be payable, subject to the penultimate sentence of Section 7.2(b), on each Quarterly Payment Date. A portion of the Asset Management Fee accrued as of each Quarterly Payment Date shall be charged to each Unaffiliated Limited Partner in an amount equal to the product of (i) the Asset Management Fee Base of such Limited Partner on the first day of the Fiscal Quarter just ended, multiplied by (ii) (A) in the case of any Fiscal Quarter occurring during the Initial Investment Period, 25%, or (B) in the case of any Fiscal Quarter occurring after the termination of the Initial Investment Period, 12.5%, multiplied by (iii) (A) for SLR, 0.25%, (B) for each Class A Major Investor, 0.75%, (C) for each Class B Major Investor, 0.85%, (D) for each Class C Major Investor, 0.90%, (E) for each Class D Major Investor, 0.95%, or (F) for each Unaffiliated Limited Partner that is not a Major Investor, 1.00%. The "Asset Management Fee Base" for any Unaffiliated Limited Partner shall be (A) prior to the termination of the Initial Investment Period, the Unrecovered Capital of such Unaffiliated Limited Partner plus such Unaffiliated Limited Partner's Unfunded Commitment, and (B) after the termination of the Initial Investment Period, the Unrecovered Capital of such Unaffiliated Limited Partner. The Asset Management Fee shall be prorated for any partial quarter and for the quarter in which the termination of the Initial Investment Period occurs based on the number of days in such quarter or the number of days in such quarter before and after such termination occurs, as applicable.

                  (b) The total Asset Management Fee accrued as of any Quarterly Payment Date shall be the sum of the amounts chargeable to each Unaffiliated Limited Partner as of such Quarterly Payment Date pursuant to Section 7.2(a). The Partnership shall deduct the amount chargeable to each Unaffiliated Limited Partner in respect of the Asset Management Fee from any amounts otherwise distributable to such Unaffiliated Limited Partner on or after the Quarterly Payment Date as of which the Asset Management Fee has accrued. If the amount accrued in respect of the Asset Management Fee and chargeable to an Unaffiliated Limited Partner as of any Quarterly Payment Date exceeds any amount otherwise distributable to such Unaffiliated Limited Partner, then payment of the Asset Management Fee to the General Partner (or, if applicable, to the Investment Advisors) shall be deferred, without interest, to the extent of such excess until such time as additional amounts are otherwise available for distribution to such Unaffiliated Limited Partner. All amounts deducted from amounts otherwise distributable to an Unaffiliated Limited Partner and paid to the General Partner (or the Investment Advisors) pursuant to this Section 7.2 shall be deemed to have been distributed to such Unaffiliated Limited Partner for all purposes under this Agreement.

                  SECTION 7.3 Acquisition Fees

                  (a) For each Investment in a Property made by an Operating Company (other than an Operating Company which makes its investments indirectly through another Operating Company), other than any Investment in a Property acquired by such Operating Company from SLR or any of its Affiliates, the Partnership shall, subject to penultimate sentence of Section 7.3(b), pay to the General Partner a fee (an "Acquisition Fee") in an amount equal to (1) in the case of any Acquisition Fees payable in respect of an Investment that closes on or prior to the termination of the Initial Investment Period, 1%, or in the case of any Acquisition Fees payable in respect of an Investment that closes after the termination of the Initial Investment Period, 0.5%, multiplied by (2) the value of the total consideration (including any assumed Indebtedness) paid in respect of such Property, multiplied by (3) a fraction whose numerator equals the total equity capital contributed to the acquisition of such Property by such Operating Company and whose denominator is the total equity capital contributed to the acquisition of such Property by all sources, multiplied by (4) a fraction whose numerator is the total outstanding equity capital of such Operating Company held, directly or indirectly, by the Partnership and whose denominator equals the total outstanding equity capital of such Operating Company, multiplied by (5) the aggregate Percentage Interest of the Unaffiliated Limited Partners in respect of their Partnership Units only immediately following the closing of the Fund's investment in such Property. Notwithstanding the foregoing, if the General Partner has assigned the right to receive Acquisition Fees to the Investment Advisors pursuant to the Advisory Agreement, the Partnership shall pay such Acquisition Fees to the Investment Advisors to the extent provided therein.

                  (b) Each Unaffiliated Limited Partner shall be charged for a portion of any Acquisition Fee payable by the Partnership in an amount equal to the product of (x) the total amount of such Acquisition Fee payable by the Partnership, multiplied by (y) a fraction whose numerator is the Percentage Interest of such Unaffiliated Limited Partner in respect of its Partnership Units only and whose denominator is the aggregate Percentage Interest of all Unaffiliated Limited Partners in respect of their Partnership Units only . The Partnership shall deduct the amount chargeable to each Unaffiliated Limited Partner in respect of an Acquisition Fee from any amounts otherwise distributable to such Unaffiliated Limited Partner on or after the closing date of the Investment giving rise to such Acquisition Fee. If the amount payable in respect of an Acquisition Fee and chargeable to an Unaffiliated Limited Partner exceeds any amount otherwise distributable to such Unaffiliated Limited Partner, then payment of such Acquisition Fee to the General Partner (or, if applicable, to the Investment Advisors) shall be deferred, without interest, to the extent of such excess until such time as additional amounts are otherwise available for distribution to such Unaffiliated Limited Partner. All amounts deducted from amounts otherwise distributable to an Unaffiliated Limited Partner and paid to the General Partner (or the Investment Advisors) pursuant to this Section 7.3 shall be deemed to have been distributed to such Unaffiliated Limited Partner for all purposes under this Agreement.

                  (c) If any Unaffiliated Limited Partner is admitted to the Partnership or increases its Capital Commitment after March 31, 2004, and on or before the last day of the Initial Offering Period, then (i) the Acquisition Fee shall be recomputed for each Property in which the Partnership made an investment during such period as if such admission or increase had occurred on March 31, 2004, and (ii) the additional amount of the Acquisition Fees from prior periods resulting from such recomputation shall be charged against future distributions otherwise payable to such Unaffiliated Limited Partners as provided in Section 7.3(b).

                  SECTION 7.4 Partnership Expenses

                  (a) The Partnership shall bear and be charged with the following costs and expenses of the Partnership (and shall promptly reimburse the General Partner or its Affiliates, as the case may be, to the extent that any of such costs and expenses are paid directly by such entities) (the "Partnership Expenses"):

                           (i) fees and expenses for attorneys and accountants;

                           (ii) all out-of-pocket costs and expenses, if any,
                  incurred by the Partnership in developing, negotiating, structuring and organizing any Operating Company;

                           (iii) the costs of any litigation, D&O liability or
                  other insurance and indemnification or extraordinary expense or liability relating to the affairs of the Partnership;

                           (iv) expenses of liquidating the Partnership;

                           (v) any taxes, fees or other governmental charges
                  levied against the Partnership and all expenses incurred in connection with any tax audit, investigation, settlement or review of the Partnership; and

                           (vi) the out-of-pocket expenses of the members of the
                  Advisory Committee reimbursable under Section 5.4(f) to the extent such expenses are not reimbursed by an Operating Company.

                  (b) Partnership Expenses may be allocated among the Partnership's investments in a manner reasonably determined by the General Partner. Partners may be required to make Capital Contributions to the extent of their Unfunded Commitments for the payment of such Partnership Expenses to the extent the Partnership does not have sufficient funds to pay such expenses.

                  SECTION 7.5 Operating Company Expenses.

                  (a) Each Operating Company shall bear and be charged with the following costs and expenses of such Operating Company (and shall promptly reimburse the General Partner or its Affiliates, as the case may be, to the extent that any of such costs and expenses are paid directly by such entities) (the "Operating Company Expenses"):

                           (i) fees and expenses for attorneys and accountants;

                           (ii) all out-of-pocket costs and expenses, if any,
                  incurred by such Operating Company in acquiring, developing, negotiating, structuring, improving, and disposing of actual Investments, including any financing, legal, accounting, advisory and consulting expenses in connection therewith (to the extent not subject to any reimbursement of such costs and expenses by entities in which the Partnership invests or other third parties);

                           (iii) brokerage commissions, custodial expenses and
                  other investment costs actually incurred in connection with actual Investments;

                           (iv) the costs of any litigation, D&O liability or
                  other insurance and indemnification or extraordinary expense or liability relating to the affairs of such Operating Company (or, to the extent such expenses are paid by the Partnership pursuant to clause (iii) of Section 7.4(a), an allocable share of such expenses shall be charged to such Operating Company by the Partnership);

                           (v) expenses of liquidating such Operating Company;

                           (vi) any taxes, fees or other governmental charges
                  levied against such Operating Company and all expenses incurred in connection with any tax audit, investigation, settlement or review of such Operating Company; and

                           (vii) a reasonably allocable share (as determined by
                  the General Partner) of the out-of-pocket expenses of the members of the Advisory Committee paid by the Partnership pursuant to clause (vi) of Section 7.4(a).

                  (b) Operating Company Expenses may be allocated among an Operating Company's Investments in a manner reasonably determined by such Operating Company. Partners may be required to make Capital Contributions to the extent of their Unfunded Commitments to enable the Partnership to provide funds to any Operating Company to pay Operating Company Expenses to the extent that such Operating Company does not have sufficient funds to pay such expenses.

                  (c) Any amounts paid by the Partnership for or resulting from any instrument or other arrangement designed to hedge or reduce one or more risks associated with an Investment shall be considered a Partnership Expense relating to such Investment. Any distributions resulting from any such arrangements shall be treated as Operating Cash Flow from such Investment.

                  (d) The General Partner may withhold on a pro rata basis from any distributions amounts necessary to create, in its sole discretion, appropriate reserves for expenses (including Acquisition Fees) and liabilities, contingent or otherwise, of the Partnership, and may withhold from distributions otherwise payable to any Limited Partner amounts necessary to pay any unpaid amounts of any Asset Management Fee payable by such Limited Partner (in which case any such withheld distributions shall be deemed to have been made to such Limited Partner for all purposes under this Agreement).

                  SECTION 7.6 Organization Expenses. The Partnership shall pay all out-of-pocket costs and expenses (including legal, accounting, tax, consulting and other professional fees and expenses and travel and entertainment expenses) incurred by the Partnership and the General Partner and its Affiliates in connection with the structuring and organization of the Partnership, NY Trust, NY Trust II, US Core Trust and US Core Properties and the offering and sale of Partnership Units and, if applicable, securities issued by NY Trust, NY Trust II, US Core Trust and US Core Properties, including expenses (other than placement fees) incurred in connection with the solicitation of Capital Commitments through and including all Subsequent Closings and the negotiation, execution and delivery of this Agreement and all other documents entered into in connection herewith (any such amounts, the "Organizational Expenses").

                                  ARTICLE VIII

                          CAPITAL ACCOUNTS; ALLOCATIONS

                  SECTION 8.1 Capital Accounts. A separate capital account ("Capital Account") shall be maintained for each Partner.

                  (a) To each Partner's Capital Account there shall be added such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 8.6 or Section 8.7, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Partnership property distributed to such Partner.

                  (b) From each Partner's Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 8.6 or Section 8.7, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

                  (c) In the event all or a portion of a Partnership Interest is Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Partnership Interest.

                  (d) In determining the amount of any liability for purposes of Sections 8.1(a) and (b), there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                  (e) This Section 8.1 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, or the Partners) are computed in order to comply with



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         such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Partner pursuant to Section 12.4 upon the liquidation of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                  SECTION 8.2 Interest on and Return of Capital.

                  (a) No Partner shall be entitled to any interest on its Capital Account or on its Capital Contributions to the Partnership.

                  (b) Except as expressly provided for in this Agreement, no Partner shall have the right to demand or to receive the return of all or any part of its Capital Contributions to the Partnership and there shall be no priority of one Partner over another Partner as to the return of Capital Contributions or withdrawals or distributions of Profits and Losses. No Partner shall have the right to demand or receive property other than cash in return for the contributions of such Partner to the Partnership.

                  SECTION 8.3 Negative Capital Accounts. Upon the liquidation of the Partnership or the liquidation of the Participation Interest, the holder of the Participation Interest shall be required to pay to the Partnership any deficit or negative balance which may exist in its Capital Account at such time (determined after taking into account the allocations described in Article VIII or Section 12.4(b) for the year in which such liquidation or redemption occurs). Subject to the provisions of any guarantee or other written agreement between a Partner and the Partnership, no Partner shall otherwise be required to pay to the Partnership any deficit or negative balance which may exist in its Capital Account.

                  SECTION 8.4 Allocation of Profits.

                  (a) After giving effect to the allocations set forth in Sections 8.6 and 8.7, Profits for any fiscal year other than Capital Transactions Gains shall be allocated as follows:

                           (i) first, Profits and, if necessary, items of gross
                  profit and income, shall be allocated to the holder of the Participation Interest, until the cumulative amount of Profits and items of gross profit and income allocated to such holder pursuant to this Section 8.4(a) with respect to its Participation Interest equals the cumulative amount of distributions made to such holder pursuant to Section 9.1 hereof with respect to its Participation Interest; and

                           (ii) thereafter, Profits shall be allocated among the
                  Partners in proportion to the number of Partnership Units held by each such Partner.



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                  (b) After giving effect to the allocations set forth in
         Sections 8.6 and 8.7, Capital Transaction Gains shall be computed separately with respect to each property and shall be allocated among the Partners as follows:

                           (i) first, among the Partners in proportion to, and
                  to the extent of, any deficit balance in each such Partner's Capital Account;

                           (ii) second, among the Partners in proportion to, and
                  until each Partner has been allocated Profits pursuant to this clause (ii) in an amount equal to, the minimum amounts necessary to cause the Capital Account balances of the Partners to be in proportion to the Percentage Interests of the Partners; and

                           (iii) thereafter, among the Partners in proportion to
                  their respective Percentage Interests.

                  (c) In the event that the Partnership issues or redeems Partnership Interests pursuant to Article III hereof, the General Partner shall make such revisions to the method of allocating Profits in this Section 8.4 as it determines are necessary to reflect the terms of the issuance or redemption of Partnership Interests, including such revisions as are needed to ensure that such allocations (i) will comply with the terms of Regulation Sections 1.704-1 and -2, (ii) will properly reflect the varying interests of the Partners in the Partnership, and (iii) will cause the Capital Accounts of the Partners in respect of Partnership Interests held by them to be in the ratios in which the Partners are entitled to receive distributions with respect to their Partnership Interests pursuant to Article IX hereof.

                  SECTION 8.5 Allocations of Losses.

                  (a) After giving effect to the special allocations set forth in Sections 8.6 and 8.7, Losses (including Capital Transaction Losses, which shall be computed and allocated separately with respect to each property) shall be allocated among the Partners as follows:

                           (i) first, among the Partners in proportion to, and
                  until each Partner has been allocated Losses pursuant to this clause (i) in an amount equal to, the minimum amount necessary to cause the Capital Account balances of the Partners to be in proportion to the Percentage Interests of the Partners;

                           (ii) second, among the Partners in proportion to
                  their respective positive Capital Account balances, until the Partners' Capital Accounts are equal to zero; and

                           (iii) thereafter, among the Partners in proportion to
                  the number of Partnership Units owned by each such Partner.

                  (b) The Losses allocated pursuant to Section 8.5(a) shall not exceed the maximum amount of Losses that can be so allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. Subject to the limitations



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         in the preceding sentence, all Losses in excess of the limitations set forth in this Section 8.5(b) shall be allocated pro rata to the other Partners in proportion to the number of Units held by each Partner.

                  (c) In the event that the Partnership issues or redeems Partnership Interests pursuant to Article III hereof, the General Partner shall make such revisions to the method of allocating Losses in this Section 8.5 as it determines are necessary to reflect the terms of the issuance or redemption of Partnership Interests, including such revisions as are needed to ensure that such allocations (i) will comply with the terms of Regulation Section 1.704-1 and -2, (ii) will properly reflect the varying interests of the Partners in the Partnership and
         (iii) will cause the Capital Accounts of the Partners in respect of Partnership Interests held by them to be in the ratios in which the Partners are entitled to receive distributions with respect to their Partnership Interests pursuant to Article IX hereof.

                  SECTION 8.6 Special Allocations. The following special allocations shall be made in the following order:

                  (a) Except as otherwise provided in Regulations Section 1.704-2(f), and notwithstanding any other provision of this Article VIII, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 8.6(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (b) Except as otherwise provided in Regulations Section 1.704-2(i)(4), and notwithstanding any other provision of this Article VIII, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Fiscal Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(i)(2). This Section 8.6(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (c) In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
         1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be



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         specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 8.6(c) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VIII have been tentatively made, as if this Section 8.6(c) were not in this Agreement.

                  (d) In the event any Partner has an Adjusted Capital Account Deficit at the end of any Partnership Fiscal Year, each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 8.6(d) shall be made only if and to the extent that such Partner would have a deficit Capital Account after all other allocations provided for in this Article VIII have been made as if Section 8.6(c) hereof and this Section 8.6(d) were not in this Agreement.

                  (e) Partnership Nonrecourse Deductions for any Fiscal Year shall be allocated among the Partners in proportion to their respective Percentage Interests.

                  (f) Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i)(1).

                  (g) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specifically allocated to the Partner to whom such distribution was made.

                  SECTION 8.7 Curative Allocations. The allocations set forth in
Section 8.5(b) and Sections 8.6(a), (b), (c) (d), (e) and (g) (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Code Section 704(b). It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 8.7. Therefore, notwithstanding any other provision of this Article 8 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 8.4(a)(ii) and 8.5(a). In exercising its discretion under this Section 8.7, the General Partner shall take into account future Regulatory Allocations under Sections 8.6(a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 8.6(e) and (f).



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               SECTION 8.8 Tax Allocations: Code Section 704(c).

                  (a) Income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value in accordance with any permissible method or methods under Code
         Section 704(c) and the Regulations thereunder.

                  (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of "Gross Asset Value", subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner or manners permitted under Code Section 704(c) and the Regulations thereunder.

                  (c) Any elections or other decisions relating to the allocations provided under this Article VIII shall be made by the General Partner using any permissible manner under the Code or the Regulations that the General Partner may elect in its sole discretion. Allocations pursuant to this Section 8.8 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision in this Agreement.

                                   ARTICLE IX

                                  DISTRIBUTIONS

                  SECTION 9.1 Operating Cash Flow. As used in this Agreement, "Operating Cash Flow" shall mean and be defined, for any fiscal period, as all cash receipts of the Partnership from whatever source (but excluding Capital Cash Flow and excluding the proceeds of any Capital Contributions to the Partnership) during such period in question in excess of all items of Partnership expense (other than non-cash expenses such as depreciation) and other cash needs of the Partnership, including, without limitation, amounts paid by the Partnership as principal on debts and advances, during such period, capital expenditures and any reserves (as determined by the General Partner) established or increased during such period. Operating Cash Flow shall be distributed to or for the benefit of the Partners of record as of the applicable record date not less frequently than quarterly, and shall be allocated among the Partners as follows:

                  (a) A portion of such distribution, equal to the sum of the Percentage Interests attributable to the Participation Interests multiplied by the total amount of such distribution, shall be distributed to the holders of the Participation Interests in proportion to their respective Percentage Interests.

                  (b) The remaining portion of such distribution shall be distributed among the Partners in proportion to the number of Partnership Units held by each such Partner.



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A hypothetical example calculation of Operating Cash Flow distributions to holders of Units and Participation Interests based on certain stated assumptions is set forth at Schedule 9.1.

                  SECTION 9.2 Capital Cash Flow. As used in this Agreement, "Capital Cash Flow" shall mean and be defined as collectively (a) gross proceeds realized in connection with the sale of any assets of the Partnership, (b) gross financing or refinancing proceeds, (c) gross condemnation proceeds (excluding condemnation proceeds applied to restoration of remaining property), (d) gross insurance proceeds (excluding rental insurance proceeds or insurance proceeds applied to restoration of property), (e) return from an Operating Company of capital contributed or advanced to such Operating Company by the Partnership, and (f) distributions by an Operating Company of capital contributed or advanced to such Operating Company, less (a) closing costs, (b) the cost to discharge any Partnership financing encumbering or otherwise associated with the asset(s) in question, (c) the establishment of reserves (as determined by the General Partner, and which may include cash held for future acquisitions), and (d) other expenses of the Partnership then due and owing. Subject to Section 9.3, Capital Cash Flow shall be distributed to or for the benefit of the Partners of record as of the applicable record date not less frequently than quarterly and, subject to Section 12.4(b), shall be allocated among the Partners as follows:

                  (a) A portion of such distribution, equal to the sum of the Percentage Interests attributable to the Participation Interests multiplied by the total amount of such distribution, shall be distributed to the holders of the Participation Interests in proportion to their respective Percentage Interests.

                  (b) The remaining portion of such distribution shall be distributed among the Partners in proportion to the number of Partnership Units held by each such Partner.

A hypothetical example calculation of Capital Cash Flow distributions to holders of Units and Participation Interests based on certain stated assumptions is set forth at Schedule 9.2.

                  SECTION 9.3 Reinvestment of Capital Cash Flow. The General Partner may, in its discretion, apply all or part of Capital Cash Flow to provide funds to Operating Companies to make new Investments or repay Indebtedness, make additional investments in existing Investments or to fund the redemption of interests in the Fund pursuant to the terms of this Agreement or the Constituent Documents of any Fund Entity.

                  SECTION 9.4 Right to Limit Distributions. The right of any Partner to receive distributions of any nature pursuant to the terms of this Agreement shall be subject to Sections 7.2, 7.3 and 9.3, any other applicable provisions of this Agreement and the terms of any agreement between such Partner and the Partnership limiting, restricting or providing rights of set-off with respect to such distributions.

                  SECTION 9.5 Limitations on Distribution Rights. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to a Partner on account of its interest in the Partnership if such distribution would violate the Act or any other applicable law. The Partnership will not make any distribution in kind without the approval of the Limited



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Partners by a Majority LP Vote, except for distributions of publicly-traded securities made with the Advisory Committee's approval pursuant to Section 5.4 hereof.

                                    ARTICLE X

                       TRANSFERS; WITHDRAWALS AND DEFAULTS

                  SECTION 10.1 Voluntary Transfer of General Partner Interest. Without the consent of the Fund Investors by a Super Majority Fund Vote, the General Partner shall not have the right to assign or otherwise transfer its interest as the general partner of the Partnership (but may pledge its interest in connection with any Partnership borrowing) other than to another Hines Controlled Entity, and the General Partner shall not have the right to withdraw from the Partnership; provided that without the consent of the Limited Partners or any other Fund Investors, the General Partner may be reconstituted as or converted into a corporation, limited partnership or other form of entity (any such reconstituted or converted entity being deemed to be the General Partner for all purposes hereof) by merger, consolidation or otherwise, so long as (i) the General Partner continues to be a Hines Controlled Entity; (ii) such reconstitution, conversion or transfer does not have adverse tax or legal consequences for the Limited Partners or the Partnership; (iii) the General Partner has notified the Limited Partners of such transaction at least thirty days prior to the effective date of such transaction; and (iv) the Limited Partners shall not have made a reasonable objection to such transaction prior to the effective date of such transaction by a Majority LP Vote. No such assignment or other transfer of all of the General Partner's interest as a general partner of the Partnership shall be effective until its assignee or transferee has been substituted in its place as general partner of the Partnership. Any such substitute general partner shall be admitted as a general partner of the Partnership upon its execution and delivery of this Agreement as General Partner, and immediately thereafter the replaced general partner shall withdraw as a general partner of the Partnership.

                  SECTION 10.2 Removal of General Partner.

                  (a) The General Partner may be removed by a Majority Fund Vote if a Finding of Cause shall have been made and shall have become effective and shall not have been withdrawn or rescinded in accordance with the provisions of this Section 10.2(a). For purposes of this Agreement, the term "Finding of Cause" means a written determination by Fund Investors by a Majority Fund Vote that the General Partner has committed willful malfeasance in the performance of any of its material duties under this Agreement or has committed gross negligence, willful misconduct or fraud which is the primary cause of a material adverse effect on the Partnership and has continued without being substantially cured for a period of at least thirty Business Days after the date upon which written notice shall have been given to the General Partner by Fund Investors pursuant to a Majority Fund Vote stating that they believe such willful malfeasance, gross negligence, willful misconduct or fraud has occurred and identifying with reasonable particularity the actions constituting or resulting in such willful malfeasance, gross negligence, willful misconduct or fraud; provided, however, that the General Partner shall have the right to dispute any determination that such willful malfeasance, gross negligence, willful misconduct or fraud has occurred or is continuing or that such willful malfeasance, gross negligence, willful misconduct or fraud is the primary cause of a



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         material adverse effect on the Partnership and, if the General Partner does so, a Finding of Cause shall not become effective until the date upon which the dispute with respect to such determination has been resolved (whether by agreement between the General Partner and Fund Investors by a Majority Fund Vote or as a result of a judgment or award in any judicial proceeding). Any determination of or by the Fund Investors, and the effectiveness, of any Finding of Cause may be rescinded or withdrawn at any time by the Fund Investors by a Majority Fund Vote.

                  (b) At any time after the Initial Investment Period, the General Partner may be removed by a 75% Majority Fund Vote with or without a Finding of Cause by causing the Partnership to redeem all Partnership Interests held by the General Partner and its Affiliates (including the Hines Limited Partner) by issuance of a promissory note with a term of not more than three years, bearing interest at the Prime Rate, and with a principal amount equal to the sum of the Current Unit Value of all Units and the Current Participation Interest Value of the Participation Interest held by the General Partner and its Affiliates (including the Hines Limited Partner).

                  (c) No removal of the General Partner pursuant to this Section
         10.2 shall be effective until a successor general partner has been admitted to the Partnership in place of the General Partner. Upon such admittance to the Partnership, such successor general partner will be entitled to appoint members of the Management Board in substitution of those appointed by the General Partner immediately prior to such removal of the General Partner.

                  SECTION 10.3 Transfers of Partnership Interests by Hines Partners.

                  (a) Subject to Sections 10.1 and 10.2, each of the General Partner and the Hines Limited Partner may Transfer part or all of the Partnership Units and Participation Interests held by it in accordance with the provisions of this Agreement; provided that, (i) unless otherwise approved by the Limited Partners pursuant to a Super Majority LP Vote, no such Transfer shall be permitted that would result in the Hines Capital Requirement failing to be met, and (ii) except for the admission of Hines REIT Properties L.P. as Non-Managing General Partner pursuant to section 5.11, any Transferee of any such Partnership Units or Participation Interest shall take them only in respect of a limited partner interest in the Partnership and not as a general partner, except to the extent a Transfer of a general partner interest has been approved in accordance with Section 10.1.

                  (b) Unless otherwise approved by Fund Investors by a Super Majority Fund Vote, the General Partner shall ensure that the General Partner is at all times a Hines Controlled Entity and that Hines Controlled Entities and the Hines Group, in the aggregate, own (directly or indirectly) a majority of the equity in the General Partner.

                  SECTION 10.4 Transfers of Units by Partners Other than Hines Partners. Any Partner other than the General Partner and the Hines Limited Partner may Transfer any Units and all or part of any Participation Interest held by it at any time, subject only to the provisions of Section 10.5. Any such Partner that Transfers all or any part of the Units or Participation Interest



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held by it shall pay all reasonable expenses, including attorneys' fees, incurred by the Partnership or the General Partner in connection with such Transfer.

                  SECTION 10.5 Conditions to Transfer.

                  (a) No Transfer of part or all of any Partnership Interest shall be made unless in the opinion of responsible counsel (which may be counsel for the Partnership), which opinion of counsel shall be reasonably satisfactory to the General Partner and which opinion may be waived, in whole or in part, in the sole and absolute discretion of the General Partner:

                           (i) such Transfer would not violate the Securities
                  Act or any state securities or "Blue Sky" laws or the securities laws of any other jurisdiction applicable to the Partnership or the Partnership Interests to be assigned or transferred;

                           (ii) such Transfer would not cause the Partnership to
                  lose its status as a partnership for U.S. federal income tax purposes or cause the Partnership to become subject to the Investment Company Act;

                           (iii) such Transfer would not cause the Partnership
                  to be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code and the Regulations promulgated thereunder;

                           (iv) such Transfer would not cause (A) all or any
                  portion of the assets of the Partnership (1) to constitute "plan assets" (under ERISA, the Code or the applicable provisions of any Similar Law) of any existing or contemplated investor, or (2) to be subject to the provisions of ERISA, the Code or any applicable Similar Law, or (B) the General Partner to become a fiduciary with respect to any existing or contemplated investor, pursuant to ERISA or the applicable provisions of any Similar Law, or otherwise;

                           (v) such Transfer would not cause a termination of
                  the Partnership under Code Section 708; and

                           (vi) such Transfer would not violate or result in a
                  violation of the Constituent Documents of any Operating Company in which the Partnership has a direct or indirect interest.

                  (b) No Transfer of a Partnership Interest, in whole or in part, may be made if, in the opinion of legal counsel to the Partnership,

                           (i) such Transfer would result in the Partnership's
                  being treated as an association taxable as a corporation; or

                           (ii) such Transfer would result in the Partnership no
                  longer qualifying for the Private Placement PTP Exemption.



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                  (c) If, and beginning with the first day of the first taxable year in which, the Partnership no longer qualifies for the Private Placement PTP Exemption, no Transfer of a Partnership Interest, in whole or in part, may be made unless such Transfer constitutes a Private Transfer.

                  (d) Any purported Transfer attempted in contravention of any of the provisions of this Section 10.5 shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the General Partner or the Partnership. Prior to the consummation of any Transfer by a Limited Partner, such Limited Partner shall deliver to the General Partner such legal opinions, certificates and other documents as the General Partner shall reasonably request in connection with such Transfer.

                  (e) Redemptions of Partnership Interests pursuant to Sections 3.8, 3.9 or 3.10 shall not be considered Transfers for purposes of this
         Section 10.5.

                  SECTION 10.6 Admissions and Withdrawals Generally. Except as expressly provided in this Agreement, no Partner shall have the right to withdraw from the Partnership or to withdraw any part of its Capital Account and no additional Partner may be admitted to the Partnership. Each new Partner shall be admitted as a Partner upon the execution by or on behalf of it of an agreement pursuant to which it becomes bound by the terms of this Agreement and acceptance thereof by the General Partner. The names and addresses of all Persons admitted as Partners and their status as General Partner or a Limited Partner shall be maintained in the records of the Partnership.

                  SECTION 10.7 Required/Elective Withdrawals. The General Partner may require a Limited Partner to withdraw from the Partnership if (i) in the reasonable judgment of the General Partner based upon an opinion of counsel to the Partnership, by virtue of that Limited Partner's Partnership Interest, the Partnership or any Partner is reasonably likely to be subject to any requirement to register under the Investment Company Act, or (ii) in the reasonable judgment of the General Partner, a significant delay, extraordinary expense or material adverse effect on the Partnership or any of its Affiliates, any Fund Entity or any prospective investment is likely to result from the retention by such Limited Partner of a Partnership Interest. Notice of any such withdrawal shall be given to all Limited Partners as well as a copy of the opinion of counsel referred to above in the case of a withdrawal pursuant to clause (i) above. Withdrawals pursuant to this Section 10.7 will be effected by the Partnership's redeeming the Units held by such Limited Partner at the Current Unit Value, with the redemption price being payable by a promissory note having a term of not more than three years and bearing interest at the Prime Rate.

                  SECTION 10.8 Defaulting Partner.

                  (a) Any Partner that fails to make, when due, any portion of the Capital Contributions required to be made by such Partner pursuant to this Agreement and the Subscription Agreement to which such Partner is a party may, in the discretion of the General Partner, be charged an additional amount on the unpaid balance of any such Capital Contribution at the Default Rate from the date such balance was due and payable through the date full payment for such balance is actually made, and to the extent such



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         additional amount is not otherwise paid such additional amount may be deducted from any distribution otherwise payable to such Partner.

                  (b) If any Partner fails to make, when due, any portion of the Capital Contribution required to be contributed by such Partner pursuant to this Agreement and the Subscription Agreement to which such Partner is a party, then the Partnership shall promptly provide written notice of such failure to such Partner. If such Partner fails to make such Capital Contribution within five Business Days after receipt of such notice, then (i) such Partner shall be deemed a "Defaulting Partner" and the following Sections 10.8(c) through (h) shall apply.

                  (c) The General Partner shall have the right to determine, in its sole discretion, that whenever the vote, consent or decision of a Partner or of the Partners is required or permitted pursuant to this Agreement, except as required by the Act, any Defaulting Partner shall not be entitled to participate in such vote or consent, or to make such decision, and such vote, consent or decision shall be tabulated or made as if such Defaulting Partner were not a Partner.

                  (d) The General Partner shall have the right in its sole discretion to either (i)(A) determine that a Defaulting Partner shall forfeit to the non-defaulting Partners as recompense for damages suffered, and the Partnership shall withhold (for the account of such other Partners), all distributions of Operating Cash Flow and Capital Cash Flow and liquidating distributions that such Defaulting Partner would otherwise receive, and (B) effect a forfeiture by such Partner of 20% of its aggregate Partnership Interest (including 20% of its Capital Account balance); or (ii) upon delivery of written notice to the Defaulting Partner, cause the Defaulting Partner to transfer all of its interest in the Partnership to one or more other Partners (or any other Person or Persons to the extent not purchased by any Partner) selected by the General Partner in its sole discretion, which have agreed to purchase such interest at a transfer price equal to at least 80% of such Defaulting Partner's Capital Account balance.

                  (e) In the event that a Partner defaults in making all or any portion of a Capital Contribution to the Partnership, the General Partner may require all of the non-defaulting Partners to increase their Capital Contributions by an aggregate amount equal to the Capital Contribution of the Defaulting Partner on which it defaulted; provided that no Partner will be required to contribute any amounts in excess of its Unfunded Commitment without such Partner's consent. If the General Partner elects to require such increase, the General Partner shall deliver to each non-defaulting Partner written notice of such default as promptly as practicable after its occurrence and, thereafter, with respect to each Investment, the General Partner shall as promptly as practicable deliver to each such non-defaulting Partner a Capital Call Notice in respect of the Capital Contribution which the Defaulting Partner failed to make.

         Subject to the provisos set forth above in this Section 10.8(e), such Capital Call Notice shall (i) call for a Capital Contribution by each such non-defaulting Partner in an amount equal to the amount of such non-defaulting Partner's pro rata share of such additional Capital Contribution, based on the Unfunded Commitments of the Partners, and
         (ii)



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


         specify a Payment Date for such Capital Contribution, which date shall be at least ten calendar days from the date of delivery of such Capital Call Notice by the General Partner. If any Partner is not required to make a Capital Contribution in accordance with this Section 10.8(e) because such Capital Contribution would be in excess of such Partner's Unfunded Commitment, then, subject to the provisos set forth in this
         Section 10.8(e), the General Partner shall send to each other Partner which is not subject to such constraint a Capital Call Notice providing the amount of any additional Capital Contribution which such other Partner shall be required to make as a result of such excess not being funded by the Partner which is subject to such constraint, which amount shall bear the same ratio to the aggregate of the additional amounts payable by all such other non-defaulting Partners as such other Partner's Unfunded Commitment bears to the Unfunded Commitments of all such other non-defaulting Partners. The provisions of this Section 10.8(e) shall operate successively until either all Partners are subject to such constraint or the full amount of the defaulted Capital Contribution of the Defaulting Partner has been provided for.

                  (f) No right, power or remedy conferred upon the General Partner in this Section 10.8 shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy whether conferred in this Section 10.8 or now or hereafter available at law or in equity or by statute or otherwise. No course of dealing between the General Partner and any Defaulting Partner and no delay in exercising any right, power or remedy conferred in this Section 10.8 or now or hereafter existing at law or in equity or by statute or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy.

                  (g) Each Partner acknowledges by its execution hereof that it has been admitted to the Partnership in reliance upon its agreements under this Agreement and in its Subscription Agreement, that the General Partner and the Partnership may have no adequate remedy at law for a breach of such agreements and that damages resulting from a breach of such agreements may be impossible to ascertain at the time hereof or of such breach.

                  (h) For purposes of this Section 10.8, if any Defaulting Partner is any Entity the equity owners of which consist of two or more unaffiliated investors, the General Partner may, in its sole discretion, treat the owner of such entity that was responsible for such default (and not such entity or any general partner, managing member or other controlling person of such entity) as the Defaulting Partner and may invoke the rights, powers and remedies specified herein separately with respect to such owner, and hold such owner solely responsible for such default.

                                   ARTICLE XI

                           PARTNERSHIP ADMINISTRATION

                  SECTION 11.1 Books and Records. The General Partner shall keep or cause to be kept complete and appropriate records and books of account for the Partnership. Except as otherwise expressly provided herein, such books and records shall be maintained on a basis



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which allows the proper preparation of the Partnership's financial statements and tax returns. The books and records shall be maintained at the principal office of the Partnership. Any Partner or its duly authorized representatives shall be permitted to inspect the books and records of the Partnership for any proper purpose and make copies thereof consistent with reasonable confidentiality restrictions established by the General Partner at any reasonable time during normal business hours.

                  SECTION 11.2 Partnership Auditor. The General Partner shall cause the books and records of the Partnership to be audited as of the end of each Fiscal Year by an independent certified public accounting firm of national or international standing and reputation equivalent to the existing "big four" firms selected by the General Partner (the firm so selected, the "Partnership Auditor"). As of the date of this Agreement, the Partnership Auditor is Delloitte & Touche LLP.

                  SECTION 11.3 Filing of Tax Returns. The General Partner shall prepare and file, or cause the accountants of the Partnership to prepare and file, a U.S. federal information tax return in compliance with Section 6031 of the Code and any required state, local and foreign income tax and information returns for each tax year of the Partnership.

                  SECTION 11.4 Tax Matters.

                  (a) The General Partner shall be designated on the Partnership's annual U.S. federal information tax return as the "tax matters partner" of the Partnership (the "Tax Matters Partner") as provided in Section 6231(a)(7) of the Code. If the Partnership is the subject of an income tax audit by any federal, state, local or foreign authority, then to the extent the Partnership is treated as an entity for purposes of the audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Partnership and each Partner. All expenses incurred in connection with any audit, investigation, settlement or review shall be borne by the Partnership.

                  (b) The General Partner shall take such steps as are necessary to ensure that the Partnership is taxed as a partnership under the Code. Subject to the preceding sentence, the General Partner shall have the exclusive right to make any determination whether the Partnership shall make available elections (including any election pursuant to Code
         Section 754 to adjust the tax basis of Partnership assets) for federal, state, or local tax purposes, and the General Partner shall be absolved from all liability and other consequences from its making or failing to make any such election. All decisions and other matters concerning the computation and allocation or tax items and attributes which are not otherwise specifically provided for by the terms of this Agreement shall be determined by the General Partner, and the General Partner shall be absolved from all liability and other consequences from any such decisions which are made in good faith.

                  (c) The General Partner shall take all such actions as are reasonably necessary for the Partnership to comply with any withholding or comparable requirements under federal, state, local and foreign law and shall remit any amounts withheld to, and file required forms with, the applicable taxing jurisdictions. All amounts withheld from



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         distributions shall be treated as having been distributed to the
         Partner with respect to whom the withholding was made. Any amounts that are required to be withheld by the Partnership with respect to a Partner which are in excess or in advance of distributions to such Partnership shall be paid over by such Partner to the Partnership and shall not reduce the Unfunded Commitment or increase the Funded Commitment of such Partner. Each Partner agrees to furnish the Partnership with such representations and forms as the General Partner shall reasonably request to assist in complying with the Partnership's withholding obligations. A Partner subject to withholding shall pay to or reimburse the Partnership for taxes, related interest and penalties, and all other costs and expenses incurred by the Partnership in connection with such withholding obligation, except for interest, penalties or costs (but not taxes) that are incurred as a result of the gross negligence or willful misconduct of the Partnership or the General Partner.

                  SECTION 11.5 Reports to Partners.

                  (a) Within forty-five days after the end of each Fiscal Quarter other than the fourth Fiscal Quarter, and within ninety days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Partner in the Partnership at any time during the prior Fiscal Year:

                           (i) the following financial statements for the
                  Partnership prepared on an accrual basis and in accordance with GAAP (provided that, for purposes of preparing these statements, each Investment shall be valued at cost, unless
                  (1) if such Investment has been appraised since its acquisition in accordance with Section 5.9, in which case the Investment will be valued at its Current Market Value, or (2) if in the reasonable judgment of the General Partner, circumstances dictate that an Investment be valued on a different basis than cost or Current Market Value, in which case the Investment shall be valued on such basis as the General Partner shall reasonably determine, and the General Partner shall include in such statements an explanation of the reason for such determination and the basis for the valuation of such Investment):

                                    (A) a balance sheet as of the end of such
                           period,

                                    (B) a statement of income or loss and a
                           statement of Partners' capital for such period, and

                                    (C) a statement of changes in Partners'
                           equity;

                           (ii) a schedule of changes in Capital Account
                  balances by Partner;

                           (iii) a schedule and summary description of each
                  Investment owned by the Partnership as of the end of such period; and

                           (iv) in the case of an annual report with respect to
                  any Fiscal Year, an opinion of the Partnership Auditor based upon its audit of the financial statements referred to in clause (i) above.



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


                  (b) Within ninety days after the end of each Fiscal Year of the Partnership, the General Partner shall send to each Person who was a Partner during such period a statement of cash flows of the Partnership.

                  (c) Concurrently with the delivery of the audited financial statements for each Fiscal Year pursuant to Section 11.5(a), the General Partner shall prepare and mail, or cause the Partnership's accountants to prepare and mail, to each Partner and, to the extent necessary, to each former Partner (or such Partner's designated representatives), a report setting forth in sufficient detail such information relating to the Partnership and its activities as shall enable such Partner or former Partner (or such Partner's designated representatives) to prepare its respective federal, state, local and foreign income tax returns in accordance with the laws, rules and regulations then prevailing.

                  (d) With reasonable promptness, the General Partner will deliver such other information available to the General Partner, including financial statements and computations, as any Partner may from time to time reasonably request in order to comply with regulatory requirements, including reporting requirements, to which such Partner is subject.

                  SECTION 11.6 Meetings of Partners.

                  (a) The General Partner shall hold an annual meeting of Partners beginning in the first full calendar year following the end of the Initial Offering Period. The General Partner shall give at least forty-five days notice of the time and place of such meeting to each Partner, which notice shall set out the agenda for such meeting.

                  (b) The General Partner may call a special meeting of the Partnership by giving at least ten days notice of the time and place of such meeting to each Partner, which notice shall set out the agenda for such meeting.

                  (c) Any action required to be, or which may be, taken at any meeting of the Partners may be taken in writing without a meeting if consents thereto are given by the General Partner and Partners owning Partnership Interests having an aggregate Percentage Interest not less than the amount that would be necessary to take such action at a meeting; provided that a vote to terminate the Partnership pursuant to
         Section 12.2 may be held only at a meeting duly called, and not by written consent in lieu thereof.

                  (d) A Partner may vote at any meeting either in person or by a proxy which such Partner has duly executed in writing.

                  (e) The chairman of any special meeting shall be the President or another Person affiliated with and designated by the General Partner. A Person designated by the General Partner shall keep written minutes of all of the proceedings and votes of any such meeting.

                  (f) The General Partner may set in advance a record date for determining the Partners entitled to notice of and to vote at any meeting or entitled to express consent to any action in writing without a meeting. No record date shall be less than ten nor more



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


         than sixty days prior to the date of any meeting to which such record date relates nor more than ten days after the date on which the General Partner sets the record date for any action by written consent. If the General Partner does not set a record date, the record date for a meeting of Partners shall be the date of such meeting, and the record date for a written consent of Partners shall be the date of the notice to the Partners by which the General Partner requests such written consent.

                  (g) A quorum shall be present at any meeting of Partners with respect to any matter to be voted on at such meeting, if Partners holding voting power at least equal to that required to take action with respect to such matter are present at such meeting. Except as otherwise required by the Act, the Limited Partners may not require the Partnership to take any action, and the consent of the Limited Partners shall not be required for the Partnership to take any action, except to the extent this Agreement requires the taking of an action approved by, or prohibits the taking of any action unless approved by, a specified LP Vote, Partner Vote or Fund Vote. An "LP Vote" is a vote taken among all Limited Partners. A "Partner Vote" is a vote taken among all Partners. A "Fund Vote" is a vote taken among all Fund Investors. A "Majority LP Vote" means the affirmative vote of Limited Partners holding Partnership Interests representing more than fifty percent (50%) of the Percentage Interests in the Partnership on the record date set for an LP Vote. A "Super Majority LP Vote" means the affirmative vote of Limited Partners holding Partnership Interests representing sixty-six and two-thirds percent (66 2/3%) or more of the Percentage Interests in the Partnership on the record date set for an LP Vote. A "75% Majority LP Vote" means the affirmative vote of Limited Partners holding Partnership Interests representing seventy-five percent (75%) or more of the Percentage Interests in the Partnership on the record date set for an LP Vote. A "Majority Partner Vote" means the affirmative vote of Partners holding Partnership Interests representing more than fifty percent (50%) of the Percentage Interests in the Partnership on the record date set for a Partner Vote. A "Super Majority Partner Vote" means the affirmative vote of Partners holding Partnership Interests representing sixty-six and two-thirds percent
         (66 2/3%) or more of the Percentage Interests in the Partnership on the record date set for a Partner Vote. A "75% Majority Partner Vote" means the affirmative vote of Partners holding Partnership Interests representing seventy-five percent (75%) or more of the Percentage Interests in the Partnership on the record date set for a Partner Vote.

                  (h) Each Partner entitled to vote on any matter which under the terms of this Agreement requires an LP Vote or Partner Vote shall have a voting percentage equal to the Percentage Interest attributable to all Partnership Interests held by such Partner on the record date set for the meeting or consent at or by which a vote is to be held. Any Feeder Entity may vote for and/or against any matter presented to the Partners for a vote in such manner and proportions as may be provided for in the constituent documents of such Feeder Entity, as applicable. The General Partner and any Partner that is an Affiliate of the General Partner (including the Hines Limited Partner) shall be deemed to have voted and/or abstained with respect to any matter put to a vote of Partners in the same manner and proportions as the Partnership Interests of the other Partners are voted and/or abstained on such matter.



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                           (i) The General Partner may, in its discretion, grant
                  to any Fund Investor which is not a Partner the right to have a non-voting observer attend each meeting of the Partners. The General Partner shall provide to any such observer notice of the time and place of any meeting of the Partners, and of any written consent being solicited from the Partner, in the same manner and at the same time as notice is sent to the Partners. The General Partner shall also provide to any such observer copies of all notices, reports, minutes, consents and other documents at the time and in the manner as they are provided to the Partners. Any observer who attends any meetings of the Partners shall execute and comply with an agreement with the Partnership and the General Partner containing such restrictions on the use and disclosure of confidential information and other matters as the General Partner may reasonably request.

                  SECTION 11.7 Meetings of Fund Investors. If this Agreement requires any action be taken by or with the consent of Fund Investors by a Fund Vote, such action may be taken only at a meeting of Fund Investors pursuant to a written notice authorized by a Majority LP Vote to all Fund Investors, which notice shall specify the time and place of such meeting (which shall be not less than 30 Business Days after the date of such notice) and the purpose for which such meeting is called. At any meeting of Fund Investors called pursuant to the preceding sentence, each Fund Investor at such meeting, in person or by proxy, that is not an Affiliate of the General Partner shall be entitled to vote at such meeting on the matters specified in the notice by which such meeting was called. A "Majority Fund Vote" means the affirmative vote of Fund Investors that are not Affiliates of the General Partner holding direct or indirect equity interests in Properties in which the Fund has an interest equal to more than 50% of all equity interests held directly or indirectly by all Fund Investors that are not Affiliates of the General Partner in such Properties. A "Super Majority Fund Vote" means the affirmative vote of Fund Investors that are not Affiliates of the General Partner holding direct or indirect equity interests in Properties in which the Fund has an interest equal to sixty-six and two-thirds percent
(66 2/3%) or more of all equity interests held directly or indirectly by all Fund Investors that are not Affiliates of the General Partner in such Properties. A "75% Majority Fund Vote" means the affirmative vote of Fund Investors that are not Affiliates of the General Partner holding direct or indirect equity interests in Properties in which the Fund has an interest equal to seventy-five percent (75%) or more of all equity interests held directly or indirectly by all Fund Investors that are not Affiliates of the General Partner in such Properties. For purposes of this Section 11.7, each Partner shall be deemed to hold an indirect equity interest in each Property in which the Partnership has an indirect interest in an amount equal to the Partnership's indirect equity interest in such Property multiplied by the Percentage Interest attributable to all Partnership Interests held by such Partner.

                                  ARTICLE XII

                     DISSOLUTION, TERMINATION AND WINDING UP

                  SECTION 12.1 Dissolution. The Partnership shall dissolve and its affairs shall be wound up upon the earliest to occur of the following events (each, a "Liquidating Event"):

                  (a) an event of withdrawal as defined in Section 17-402 of the Act (such event, an "Event of Withdrawal");



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                  (b) there ceasing to be any Limited Partners, as set forth in
         Section 17-801(4) of the Act (subject to the provisions thereof);

                  (c) the entry of a decree of judicial dissolution under
         Section 17-802 of the Act;

                  (d) the election of the General Partner, at any time after the date on which all or substantially all of the assets of the Partnership have been sold or otherwise disposed of; and

                  (e) after the Initial Investment Period, the Fund Investors vote to terminate the Partnership in accordance with the provisions of
         Section 12.2.

provided, however, that upon the occurrence of an Event of Withdrawal with respect to the General Partner (the "Withdrawn General Partner"), the Partnership may continue its operations if within ninety days after such Event of Withdrawal the Limited Partners elect by Super Majority LP Vote to continue the business of the Partnership and elect a new General Partner, effective as of the date of withdrawal, before or within ninety days after the Event of Withdrawal (in which event a Liquidating Event shall not be deemed to have occurred).

                  SECTION 12.2 Termination of Partnership by Majority Fund Vote. After the Initial Investment Period, any Partner may propose that the Partnership be terminated and its affairs wound up in accordance with this
Article 12 by delivering a written notice to the General Partner proposing that such action be taken and setting forth the reasons for such proposal. Following receipt of any such notice, the General Partner shall call a special meeting of the Fund Investors in accordance with the provisions of Section 11.7, such meeting to be held on a date not later than the ninetieth day following the General Partner's receipt of the notice from the Partner proposing such action. A Majority Fund Vote to terminate the Partnership at a special meeting called and held in accordance with the provisions of Section 11.7 and this Section 12.2, shall be deemed a Liquidating Event, following which the Partnership shall be wound up in accordance with Section 12.3.

                  SECTION 12.3 Winding up. Upon the occurrence of a Liquidating Event, the Partnership shall proceed to wind up its affairs and liquidate its property and assets as promptly as practicable, but in an orderly manner so as not to involve undue sacrifice. The General Partner, or if there is no general partner, a liquidator appointed by a Majority LP Vote, shall be the liquidator to wind up the affairs of the Partnership and to manage the Partnership's assets during the winding up. Following a Liquidating Event resulting from a Majority Fund Vote to terminate the Partnership pursuant to Section 12.2, the General Partner shall complete the winding up of the Partnership no later than the second anniversary of the date of the special meeting of Fund Investors at which such vote occurred.

                  SECTION 12.4 Liquidating Distributions. Proceeds from the sales of the Partnership's assets pursuant to Section 12.3 shall be distributed in one or more installments in the following order of priority:

                  (a) Such proceeds shall first be applied to the satisfaction all creditors of the Partnership (including the payment of expenses of the winding-up, liquidation and dissolution of the Partnership), including Partners who are creditors of the Partnership, to the extent otherwise permitted by law, either by the payment thereof or the making of reasonable provision therefor (including the establishment of reserves, in amounts established by the General Partner or, if applicable, the liquidator); and

                  (b) The remaining proceeds, if any, plus any remaining assets of the Partnership, shall be applied and distributed to the Partners in accordance with the positive balances of the Partners' Capital Accounts, as determined after taking into account all adjustments to Capital Accounts for the Partnership taxable year during which the liquidation occurs, by the end of such taxable year or, if later, within ninety days after the date of such liquidation. For purposes of the application of this Section 12.4 and determining Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Partnership shall be treated as realized and recognized immediately before the date of distribution. If a Limited Partner shall, upon the advice of counsel, determine that there is a reasonable likelihood that any distribution in kind of an asset would cause such Limited Partner to be in violation of any law, regulation or governmental order, such Limited Partner and the General Partner or the liquidator shall each use its best efforts to make alternative arrangements for the sale or transfer into an escrow account of any such distribution on mutually agreeable terms.

                  (c) The parties to this Agreement intend that the allocation provisions contained herein shall produce final Capital Account balances of the Partners that will permit liquidating distributions to be made to the Partners pursuant to this Section 12.4 in accordance with their Percentage Interests. To the extent that the allocation provisions contained in this Agreement fail to produce such final adjusted Capital Account balances, (i) such provisions shall be amended if and to the extent necessary to produce such result, (ii) Profits and Losses of the Partnership (or items of gross income and deduction of the Partnership) shall be allocated by the Partnership among the Partners for current and future years if and to the extent necessary to produce such result, and (iii) the provisions of this sentence shall control notwithstanding any reallocation or adjustment of Profits or Losses (or items thereof) by the Internal Revenue Service or other taxing authority.

                                  ARTICLE XIII

                                  MISCELLANEOUS

                  SECTION 13.1 Waiver of Partition. Except as may be otherwise required by law, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition or similar action of any of the Partnership's property.

                  SECTION 13.2 Power of Attorney. Each Limited Partner hereby irrevocably constitutes and appoints the General Partner, with full power of substitution, the true and lawful attorney-in-fact and agent of such Limited Partner, to execute, acknowledge, verify, swear to, deliver, record and file, in its or its assignee's name, place and stead, all in accordance with the terms of this Agreement, all instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware, any other jurisdiction in which the Partnership conducts or plans to conduct its affairs, or any political subdivision or agency thereof to effectuate, implement and continue the valid existence and



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affairs of the Partnership, including, without limitation, the power and authority to verify, swear to, acknowledge, deliver, record and file:

                  (a) all certificates and other instruments, including any amendments to this Agreement or to the Certificate, which the General Partner deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and all other jurisdictions in which the Partnership conducts or plans to conduct its affairs,

                  (b) any amendments to this Agreement or any other agreement or instrument which the General Partner deems appropriate to (i) effect the addition, substitution or removal of any Limited Partner or General Partner pursuant to this Agreement or (ii) effect any other amendment or modification to this Agreement, but only if such amendment or modification is duly adopted in accordance with the terms hereof,

                  (c) all conveyances and other instruments which the General Partner deems appropriate to reflect the dissolution and termination of the Partnership pursuant to the terms hereof, including the writing required by the Act to cancel the Certificate,

                  (d) all instruments relating to transfers of Partnership Interests of Limited Partners or to the admission of any substitute Limited Partner, and

                  (e) certificates of assumed name and such other certificates and instruments as may be necessary under the fictitious or assumed name statutes from time to time in effect in the State of Delaware and all other jurisdictions in which the Partnership conducts or plans to conduct its affairs, but only if such names are duly approved in accordance with the terms of this Agreement.

Such attorney-in-fact and agent shall not, however, have the right, power or authority to amend or modify this Agreement when acting in such capacities, except to the extent authorized herein. This power of attorney shall not terminate upon the bankruptcy, dissolution, disability or incompetence of the General Partner. To the fullest extent permitted by law, the power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, shall survive and not be affected by the dissolution, bankruptcy or legal disability of the Limited Partner and shall extend to its successors and assigns; and may be exercisable by such attorney-in-fact and agent for all Limited Partners (or any of them) by listing all (or any) of such Limited Partners required to execute any such instrument, and executing such instrument acting as attorney-in-fact. Any Person dealing with the Partnership may conclusively presume and rely upon the fact that any instrument referred to above, executed by such attorney-in-fact and agent, is authorized, regular and binding, without further inquiry. If required, each Limited Partner shall execute and deliver to the General Partner within five days after the receipt of a request therefor, such further designations, powers of attorney or other instruments as the General Partner shall reasonably deem necessary for the purposes hereof.

                  SECTION 13.3 Amendments.

                  (a) Except as required by law, this Agreement (including the Exhibits and Schedules hereto) may be amended or supplemented by written consent of the General

         Partner and the Limited Partners by a Majority LP Vote; provided that no such amendment shall (i) increase any Partner's Capital Commitment, reduce its share of the Partnership's distributions, income and gains or materially and adversely affect the rights granted to or liabilities (including tax liabilities) of such Partner hereunder, without the written consent of each Partner so affected, (ii) change the LP Vote, Partner Vote or Fund Vote required hereunder (the "Required Vote") for the taking of an action unless such amendment is approved by the Required Vote for the subject of such proposed amendment, (iii) amend this Section 13.3 or the Investment Guidelines without the consent of each Partner, (iv) amend the definition of Percentage Interest, Section 3.7(b), subsection (a), (d), (e) or (h) of Section 5.3 or Section 5.10 in a way that would materially and adversely affect SLR without the consent of at least one SLR Designee or amend the first or second sentence of Section 2.2 or this clause (iv) of this Section 13.3(a) without the consent of SLR. Notwithstanding the foregoing, this Agreement may be amended by the General Partner without the consent of any other Partner to (a) cure any ambiguity or correct or supplement any provision hereof which is incomplete or inconsistent with any other provision hereof or correct any printing, stenographic or clerical error or omissions, provided that such amendment does not materially adversely affect the interests of the Partners, (b) amend Sections 8.4 to 8.8 as provided therein, (c) in connection with a Subsequent Closing, amend any provision of this Agreement, provided that such amendment does not materially adversely affect the rights or obligations of the existing Partners, and (d) make any amendment that is not objected to in writing by any Partner within twenty Business Days after notice of such amendment is given to all Partners.

                  (b) The General Partner shall have the right to amend this Agreement without the approval of any other Partner to the extent the General Partner reasonably determines, based upon written advice of tax counsel to the Partnership, that the amendment is necessary to provide assurance that the Partnership will not be treated as a "publicly traded partnership," because it is entitled to "safe harbor" treatment under Section 7704 of the Code and the regulations promulgated thereunder; provided that (i) such amendment shall not change the relative economic interests of the Partners, reduce any Partner's share of distributions, or increase any Partner's Capital Commitment or its liability hereunder, (ii) the General Partner provides a copy of such written advice and amendment to the Limited Partners at least twenty Business Days prior to the effective date of any such amendment and the Partners shall not have made a reasonable objection to such amendment prior to the effective date of such amendment by a Majority Partner Vote.

                  (c) The General Partner shall have the right to amend this Agreement as provided in Schedule 5.11 without the approval of any other Partner in connection with the admission of a Non-Managing General Partner.

                  SECTION 13.4 Confidentiality. Each Limited Partner agrees to keep confidential, and not to make use of (other than for purposes reasonably related to its interest in the Partnership or for purposes of filing such Limited Partner's tax returns or for other routine matters required by law) or disclose to any Person, any information or matter relating to the Partnership and its affairs and any information or matter related to any Investment (other than disclosure to such Limited Partner's employees, agents, advisors, or representatives responsible for matters relating to the Partnership), including any information contained in any Capital Call or any report distributed pursuant to Section 11.5; provided that a Limited Partner may disclose any such information to the extent that (i) such information is or becomes generally available to the public through no act or omission of such Limited Partner, (ii) such information otherwise is or becomes known to such Limited Partner other than by disclosure by the Partnership or the General Partner, provided that the source of such information is not bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality, or (iii) such Limited Partner is required by law to disclose such information. Each Limited Partner shall cause its employees, agents, advisors, or representatives to comply with the provisions of this Section 13.4, and shall be liable to the Partnership and the General Partner for any breach of this Section 13.4 by any such Person.

                  SECTION 13.5 Entire Agreement. This Agreement and the other agreements referred to herein constitute the entire agreement among the Partners with respect to the subject matter hereof and supersede any prior agreement or understanding among or between them with respect to such subject matter; provided that the Partnership or the General Partner, without any further act, approval or vote of any Partner, may (subject to Section 13.3) enter into side letters or other writings with individual Partners which have the effect of establishing rights under, or altering or supplementing, the terms of, this Agreement as to such Partner. Any rights established, or any terms of this Agreement altered or supplemented, in a side letter with a Partner shall govern with respect to such Partner notwithstanding any other provision of this Agreement. The representations and warranties of the Partners in, and the other provisions of, the Subscription Agreements shall survive the execution and delivery of this Agreement.

                  SECTION 13.6 Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to the Act or existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

                  SECTION 13.7 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) mailed, registered mail, first-class postage paid, (ii) sent by overnight mail or courier, or (iii) delivered by hand, if to any Partner, at such Partner's address, or to such Partner's facsimile number, set forth on
Schedule 2.1, if applicable, or as set forth in such Partner's Subscription Agreement, and if to the Partnership, to the General Partner at the General Partner's address, or to the General Partner's facsimile number, set forth on
Schedule 2.1, or to such other person or address as any Partner shall have last designated by notice to the Partnership, and in the case of a change in address by the General Partner, by notice to the Limited Partners. Any notice shall be deemed to have been duly given if personally delivered or sent by the mails or courier or by electronic mail or facsimile confirmed by letter and will be deemed received, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, when actually received, (ii) if sent by overnight mail or courier, when actually received, and
(iii) if delivered by hand, on the date of receipt.

                  SECTION 13.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, the Partnership is formed pursuant to the Act, and the rights and liabilities of the Partners shall be as provided therein, except as herein otherwise expressly provided.

                  SECTION 13.9 Successors and Assigns. Except with respect to the rights of Indemnified Parties hereunder, none of the provisions of this Agreement shall be for the benefit of or enforceable by the creditors (other than a lender pursuant to the terms of any agreement governing or securing Indebtedness to which such lender and the Partnership are parties) of the Partnership and this Agreement shall be binding upon and inure to the benefit of the Partners and their legal representatives, heirs, successors and permitted assigns.

                  SECTION 13.10 Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

                  SECTION 13.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

                  SECTION 13.12 Third Party Beneficiary. If SLR ceases to be a Limited Partner, then, subject to Section 5.3(h), SLR shall be a third party beneficiary under this Agreement as to all rights granted to SLR hereunder. The rights granted to SLR in this Agreement were a material inducement to Sumitomo in its agreement to convey the Initial Asset Group to the Fund, SLR is relying upon such rights, and SLR shall have the right, without limitation of any other rights it may have as a third party beneficiary of this Agreement, to seek enforcement of such rights in its own name in accordance with the terms of this Agreement and the Act.


                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first set forth above.

                                       GENERAL PARTNER:

                                       HINES US CORE OFFICE CAPITAL LLC

                                         By: Hines Interests Limited Partnership

                                             By: Hines Holdings, Inc.


                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                       LIMITED PARTNERS:

                                       HINES US CORE OFFICE CAPITAL ASSOCIATES
                                       II LIMITED PARTNERSHIP

                                         By: Hines Interests Limited Partnership

                                             By: Hines Holdings, Inc.





                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                       HINES INTERESTS LIMITED PARTNERSHIP

                                       By: Hines Holdings, Inc.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       SUMITOMO LIFE REALTY (N.Y.), INC.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       Revere Holdings Limited

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                  SCHEDULE 2.1

                          PARTNERS NAMES AND ADDRESSES

GENERAL PARTNER

Hines US Core Office Capital LLC

               Notice Address:       c/o Hines Interests Limited Partnership
                                     2800 Post Oak Boulevard, Suite 5000
                                     Houston, Texas 77056
                                     Attention: Charles M. Baughn

LIMITED PARTNERS

Hines US Core Office Capital Associates II Limited Partnership

               Notice Address:       c/o Hines Interests Limited Partnership
                                     2800 Post Oak Boulevard, Suite 5000
                                     Houston, Texas 77056
                                     Attention: Charles M. Baughn

Hines Interests Limited Partnership

               Notice Address:       c/o Hines Interests Limited Partnership
                                     2800 Post Oak Boulevard, Suite 5000
                                     Houston, Texas 77056
                                     Attention: Charles M. Baughn

Sumitomo Life Realty (N.Y.), Inc.

               Notice Address:       101 East 52nd Street, 2nd Floor
                                     New York, New York 10022
                                     Attention: Norio Morimoto

Revere Holdings Limited

               Notice Address:       Real Estate Department
                                     P.O. Box 3600
                                     Abu Dhabi, United Arab Emirates
                                     Attention: Mr. Omair Al Dhaheri

                                  SCHEDULE 2.7

                               APPROVED AGREEMENTS

1. Assignment and Assumption Agreement, dated as of August 19, 2003, by which the Partnership assumed certain obligations under the Amended and Restated Master Agreement, dated as of March 31, 2003, among HILP, Hines US Core Office Properties LP and SLR for the creation of Hines U.S. Core Office Fund, as modified by two letter agreements dated March 31, 2003, and an extension letter agreement dated June 26, 2003, and as amended by the amendment thereto dated July 22, 2003, as supplemented and amended by the letter agreement, dated as of July 22, 2003, among HILP, Hines US Core Office Properties LP and SLR and by the letter agreement dated as of August 19, 2003, among the parties thereto.

2. Amended and Restated Organization Agreement, dated as of December 23, 2003, among General Motors Investment Management Corporation, a New York corporation, certain institutional investors advised thereby, Hines Interests Limited Partnership, a Delaware limited partnership, Hines US Core Office Capital Associates III Limited Partnership, a Texas limited partnership, Hines-Sumisei U.S. Core Office Fund, L.P., a Delaware limited partnership and Hines-Sumisei NY Core Office Trust, a Maryland real estate investment trust (the "Organization Agreement").

3.   Shareholders Agreement (as defined in the Organization Agreement)

4.   Investor Rights Agreement (as defined in the Organization Agreement)

5. Subscription Agreement for Hines-Sumisei U.S. Core Office Fund, L.P., dated February 2, 2004, by and between the Partnership and SLR.

6. Subscription Agreement for Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II, dated February 2, 2004, by and among General Motors Investment Management Corporation, a New York corporation, certain institutional investors advised thereby, Hines-Sumisei U.S. Core Office Fund, L.P., a Delaware limited partnership, Hines US Core Office Capital Associates III Limited Partnership, a Texas limited partnership, Hines Interests Limited Partnership, a Delaware limited partnership, Hines-Sumisei NY Core Office Trust, a Maryland real estate investment trust, and Hines-Sumisei NY Core Office Trust II, a Maryland real estate investment trust.

7. Shareholders Agreement, dated February 2, 2004, by and among General Motors Investment Management Corporation, a New York corporation, certain institutional investors advised thereby, Hines-Sumisei U.S. Core Office Fund, L.P., a Delaware limited partnership, Hines US Core Office Capital Associates III Limited Partnership, a Texas limited partnership, and Hines-Sumisei NY Core Office Trust II, a Maryland real estate investment trust.

8.   The Advisory Agreement.

9.   The Subscription Agreements of each Investor.

10. Letter Agreement, substantially in the form of the draft dated April 1, 2004, among the Partnership, Hines and Hines Real Estate Investment Trust Inc, providing Hines Real Estate Investment Trust certain rights to acquire an interest in the Partnership and make additional investments in the Partnership.

11. Articles of Amendment and Restatement of Hines-Sumisei U.S. Core Office Trust, substantially in the form of the draft dated April 14, 2004.

12. Amended and Restated Agreement of Limited Partnership of Hines-Sumisei US Core Office Properties LP, substantially in the form of the draft dated April 14, 2004.

                                  SCHEDULE 3.1

                    PARTNERSHIP UNITS AND FUNDED COMMITMENTS


          PARTNER                       PARTNERSHIP UNITS(#)     FUNDED COMMITMENT ($)
          -------                       ---------------------    ---------------------
General Partner                                 127.671               127,671
Hines Limited Partner                        52,543.576            52,543,576
SLR                                              25,000            25,000,000
Hines(1)                                              0                     0
Revere Holdings Limited                          50,000            50,000,000


----------

(1) Only Partnership Interest held is Participation Interest.

                                  SCHEDULE 4.4

                      HINES INVESTMENT ALLOCATION PROCEDURE


If Hines becomes aware of investment opportunities which are permitted investments for the Partnership and are not covered by clauses (a) through (d) of Section 4.4, and which one or both of the fund managers of NOP and HSOV wishes to pursue on behalf of its respective fund, Hines shall cause such investment opportunities to be allocated as follows: (A) if the investment opportunity is a suburban office real estate property, the expected price of which is less than or equal to $65 million, such investment opportunity shall be allocated on a rotating basis among the Partnership, NOP and HSOV or (B) if the investment opportunity either is not a suburban real estate property or the expected price of such investment opportunity is greater than $65 million, such investment opportunity shall be allocated on a rotating basis between the Partnership and NOP, in each case based on the chronological order in which such opportunities arose (as determined in good faith by the Hines Investment Allocation Committee).

The "Hines Investment Allocation Committee" is a committee of Hines executives and advisors that is responsible for implementing the investment allocation procedure described above.

                       SCHEDULE 5.1 - CORE FUND STRUCTURE

                                  (FLOW CHART)

                                  SCHEDULE 5.9

                PERCENTAGE INTEREST AND UNIT CANCELLATION EXAMPLE

                                   (ATTACHED)


                  The attached schedule illustrates, for the first two Fiscal Quarters after the Initial Investment Period: (1) how the Percentage Interest of the holder of a Participation Interest is calculated in each quarter (assuming that Hines is the only Partner which acquires a Participation Interest during this period), and (2) how the Units of the Unaffiliated Limited Partners are automatically cancelled as the result of the grant of the Participation Interest in each quarter. These calculations are based upon hypothetical investments by various classes of Partners, assumed capital contributions, hypothetical equity investments in new properties, and a Current Unit Value of $1,000.

                                  SCHEDULE 5.11

                     NON-MANAGING GENERAL PARTNER PROVISIONS

If a Non-Managing General Partner is admitted as a general partner of the Partnership as provided in Section 5.11, then the General Partner shall become the Managing General Partner and shall amend this Agreement as follows:

1. All references in this Agreement to the "General Partner" shall be revised to be references to the "Managing General Partner."

2. The approval of both the Managing General Partner and the Non-Managing General Partner shall be required to:

     (a)  declare distributions to Partners in accordance with this Agreement;

     (b) incur Indebtedness in the name of the Partnership or which is recourse to the Partnership;

     (c)  select any Appraiser;

     (d) make any decision concerning the sale, transfer or disposition of any Investment in any third-party transaction; provided, that the value of such Investments is greater than 20% of the Gross Asset Value of the Partnership's assets;

     (e) approve the merger or consolidation of the Partnership with an unrelated third party;

     (f) make any amendments, revisions or modifications to Section 5.2 hereof or any other provisions of this Agreement with respect to investment policies or procedures;

     (g) acquire any Investment that does not meet the requirements of Section 5.2;

     (h) make any amendment to the Partnership Agreement which, under the terms of the Partnership Agreement, requires the consent of the Managing General Partner and of Limited Partners by a Majority LP Vote or higher vote;

     (i) remove and appoint any Property Manager or approve renewals, amendments or modifications to any Property Services Agreement;

     (j) remove and appoint any Investment Advisor that is an Affiliate of Hines, and approve renewals, amendments or modifications to any Advisory Agreement between the Partnership or any Operating Company, on the one hand, and any Investment Advisor that is an Affiliate of Hines, on the other;

     (k) sell Investments to Hines or any Affiliate of Hines or acquire Investments from Hines or any Affiliate of Hines; and

     (l)  merge or consolidate the Partnership with any Affiliate of Hines.

3. The Non-Managing General Partner and its Affiliates, and the direct or indirect members, managers, partners, shareholders, officers, directors, employees, agents and legal representatives of the Non-Managing General Partner and any such Affiliate shall be Indemnified Persons entitled to the benefits under Sections 6.1 (Exculpation of the General Partner) and 6.2 (Indemnification of the General Partner) to the same extent, and subject to the same conditions and limitations, as all other Indemnified Persons.

4. The Non-Managing General Partner shall be entitled to call meetings of Partners to the same extent as the Managing General Partner.

5. The Non-Managing General Partner and Affiliates of the Non-Managing General Partner shall be deemed not to be Affiliates of the General Partner, Hines or the Partnership, and the General Partner, Hines and their respective Affiliates shall be deemed not to be Affiliates of the Non-Managing General Partner or any of its Affiliates.

6. The Non-Managing General Partner shall be deemed not to be a Fund Investor for purposes of calculating the Hines Capital Requirement.

7. The Non-Managing General Partner shall be entitled to Transfer any Units held by it to the same extent as any Unaffiliated Limited Partner; provided that any Transferee of Units from the Non-Managing General Partner shall take such Units only in respect of a limited partner interest in the Partnership and not as a general partner.

                                  SCHEDULE 9.1

                    EXAMPLE OPERATING CASH FLOW DISTRIBUTION

                                   (ATTACHED)

                  The attached schedule provides an example of how distributions of Operating Cash Flow are made in the first two Fiscal Quarters following the end of the Initial Investment Period. The assumptions regarding the various classes of Partners, the Partners' capital and Percentage Interests are those set forth in Schedule 5.9. This schedule also assumes that Operating Cash Flow in the amount of $13,737,500 will be available for distribution in the first Fiscal Quarter, and Operating Cash Flow in the amount of $18,007,500 will be available for distribution at the end of the second Fiscal Quarter, after the end of the Initial Investment Period.

                                  SCHEDULE 9.2

                     EXAMPLE CAPITAL CASH FLOW DISTRIBUTION

                                   (ATTACHED)

                  The attached schedule provides an example of how distributions of Capital Cash Flow could be made in the third quarter following the end of the Initial Investment Period. The assumptions regarding the various classes of Partners, the Partners' capital and Percentage Interests are those set forth in
Schedule 5.9. This example also assumes that Capital Cash Flow in the amount of $1,029,000,000 will be available for distribution.

                                    EXHIBIT A


                        PROPERTY SERVICES AGREEMENT FORM

                                   (ATTACHED)